SCHEDULE 14A INFORMATION

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Health Care Property Investors, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HEALTH CARE PROPERTY INVESTORS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 7, 2003

Our annual meeting of stockholders will be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660 on Wednesday, May 7, 2003, at 9:30 a.m., California time, for the purposes of:

(1) electing three directors to serve until the annual meeting of stockholders in the year 2006 and one director to serve until the annual meeting of stockholders in 2005 and until their successors are duly elected and qualified;

(2) approving an amendment and restatement to the Company’s 2000 Stock Incentive Plan, in part, to (i) increase the number of shares of the Company’s common stock available for issuance by an additional 2,500,000 shares; (ii) modify the annual director awards, primarily to delete the option component and increase the number of shares of restricted stock; (iii) add stock performance awards to the type of awards that may be granted under the plan; (iv) modify the performance criteria upon which stock performance awards and cash-based awards may be granted; and (v) set the annual per-person limit for cash-based awards at $1,250,000;

(3) ratifying the selection of Ernst & Young LLP as independent public accountants for the fiscal year ending December 31, 2003; and

(4) transacting such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

Only those stockholders whose names appear on our books as owning our common stock at the close of business on March 10, 2003, are entitled to notice of, and to vote at, our annual meeting or any adjournment or adjournments of our annual meeting.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the annual meeting and wish to vote in person, your proxy will not be used.

By Order of the Board of Directors
Edward J. Henning
Corporate Secretary

Newport Beach, California

March 26, 2003

HEALTH CARE PROPERTY INVESTORS, INC.

PROXY STATEMENT

This proxy statement is furnished to our stockholders in connection with our Board of Directors’ solicitation of proxies for use at our annual meeting of stockholders to be held on May 7, 2003, and at any and all adjournments of our annual meeting. Our principal executive offices are located at 4675 MacArthur Court, Suite 900, Newport Beach, California 92660. The approximate date on which this proxy statement and form of proxy solicited on behalf of the Board of Directors will be sent to our stockholders is March 27, 2003.

On March 10, 2003, the record date for the determination of which stockholders are entitled to notice of, and to vote at, our annual meeting, Health Care Property Investors (“HCPI,” the “Company,” “us,” or “we”), had 60,064,779 shares of common stock outstanding. Each such share is entitled to one vote on all matters properly brought before the meeting.

PROXY SOLICITATION AND VOTING

All shares of our common stock which are entitled to vote and are represented at the annual meeting by properly executed proxies received at or prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions specified on the proxies. If no instructions are specified, the proxies will be voted FOR:

•	the election of the four nominees to the Board of Directors named below;

•	the approval of the amendment and restatement of our 2000 Stock Incentive Plan; and

•	the ratification of the selection of Ernst & Young LLP as our independent public accountants for the fiscal year ending December 31, 2003.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with our Corporate Secretary, at or before the voting at the annual meeting, a written notice of revocation bearing a later date than the proxy; or

•	duly executing a proxy with a later date and delivering it to our Corporate Secretary before the voting at the annual meeting; or

•	attending the annual meeting and voting in person, although attendance at the annual meeting will not by itself constitute a revocation of a proxy.

Any written notice of revocation or subsequent proxy should be sent to our Corporate Secretary, or hand delivered to our Corporate Secretary at or before the voting at the annual meeting.

Voting Electronically, Over the Internet or by Telephone

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper Proxy in the self-addressed postage paid envelope provided.

Mail Date and Annual Report

This proxy statement and the accompanying proxy card, together with a copy of our 2002 Annual Report, is being mailed to our stockholders on or about March 27, 2003. You may also obtain an electronic version of our annual report on Form 10-K from the Securities and Exchange Commission’s website located at www.sec.gov or from our website located at www.hcpi.com.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of March 1, 2003, with respect to each person who is known by us to beneficially own more than 5% of our common stock and by all directors and executive officers of HCPI as a group.

		Shares Beneficially Owned
Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Capital Research & Management Company	333 South Hope Street Los Angeles, CA 90071	4,512,900	(2)	7.51%
All directors and executive officers as a group (11 persons)		2,066,036		3.36	%(3)

(1)	Except as otherwise noted, the entity or person listed has, with his spouse, as applicable, sole voting and dispositive power with respect to the shares listed.

(2)	According to a Schedule 13G/A filed on February 13, 2003, Capital Research & Management Company, an investment adviser registered under the Investment Advisers Act of 1940, is deemed to be the beneficial owner of these shares as a result of acting as investment adviser to various investment companies. Capital Research & Management Company disclaims beneficial ownership of these shares pursuant to Rule 13d-4 of the Securities Exchange Act of 1934 (the “Exchange Act”).

(3)	Includes 1,398,817 shares purchasable within 60 days following March 1, 2003 upon exercise of outstanding stock options. For purposes of computing the percentages, the number of shares outstanding includes shares purchasable within such 60 days upon exercise of outstanding stock options. Includes shares owned by Warren E. Spieker, who is retiring from the Board at the annual meeting; does not include shares owned by Devasis Ghose, who resigned his employment with the Company as of February 28, 2003.

ELECTION OF DIRECTORS  (Proxy Item No. 1)

Pursuant to our Charter and Bylaws, our directors have been divided into three classes, each being elected to hold office for a term of three years and until their respective successors have been duly elected and qualified. Warren E. Spieker, Jr. is retiring from our Board effective immediately prior to the annual meeting. Our Bylaws provide that effective as of the date of our annual meeting (after giving effect to Mr. Spieker’s retirement) our Board of Directors is to be comprised of seven members. James F. Flaherty III was appointed to our Board in October 2002 to a term that expires at the annual meeting in 2005. Our Bylaws provide that any person appointed to the Board to fill a vacancy created by an increase in the size of the Board shall be subject to election by the stockholders at the first annual meeting following such appointment. Thus, at the annual meeting, three directors will be elected to the class whose term currently expires at this annual meeting and who, upon election, will serve for a three-year term expiring at the annual meeting in 2006, and one director will be elected to the class whose term expires at the annual meeting in 2005. The remaining three directors shall continue in office until their respective terms expire and until their successors have been duly elected and qualified.

Upon the recommendation of the Compensation, Nominating and Corporate Governance Committee, the Board has nominated Robert R. Fanning, Jr., Michael D. McKee and Harold M. Messmer, Jr., for re-election to the Board for a three year term expiring in 2006, and James F. Flaherty III, for election to the remaining two years of his current term that expires in 2005, in each case until their successors have been duly elected and qualified. Unless you specifically withhold authority in the attached proxy for the election of any of these directors, the persons named in the attached proxy will vote FOR the election of Messrs. Fanning, McKee, Messmer and Flaherty.

If any nominee becomes unavailable for any reason (which event is not anticipated), the shares that you vote by returning the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxies unless your proxy contains instructions to the contrary. In no event will your proxy be voted for more than four nominees.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth HCPI’s nominees for election as directors, other persons whose terms as directors continue after our annual meeting and our Named Executive Officers. With respect to these individuals, HCPI has provided information regarding their principal occupations for the past five years or more, their ages, their positions and offices with HCPI, information as to their terms in office as directors, and the number of shares of our common stock owned beneficially by them on March 1, 2003, based on 60,064,779 shares outstanding:

				Shares Beneficially Owned(1)
Name	Age	First Elected or Appointed	Term Expires(2)	Number of Shares		Number of Option Shares(3)	Percent of Class(4)
Continuing Directors, including nominees
Paul V. Colony	63	1988	2004	23,750		30,000	*
Robert R. Fanning, Jr.	60	1985	2006	21,293		69,000	*
James F. Flaherty III(5)	45	2002	2005	109,331	(6)	0	*
Michael D. McKee	57	1989	2006	21,850		63,000	*
Harold M. Messmer, Jr.	57	1985	2006	66,500	(7)	51,000	*
Peter L. Rhein	61	1985	2004	24,200		52,000	*
Kenneth B. Roath(8)	67	1986	2005	229,271		694,000	1.52%
Named Executive Officers
Devasis Ghose(9)	49	—	—	26,149		100,080	*
Edward J. Henning	49	—	—	20,150		140,150	*
Stephen R. Maulbetsch	45	—	—	44,312		104,000	*
James G. Reynolds	51	—	—	101,894		174,000	*

*	Less than 1%

(1)	Except as otherwise noted below, each individual, with his spouse as applicable, has sole voting and investment power with respect to the shares listed.

(2)	Presumes that the current nominees are elected at the annual meeting.

(3)	Consists of shares purchasable upon exercise of outstanding stock options that are currently vested or vest within 60 days following March 1, 2003.

(4)	For purposes of computing the percentage of shares held by an individual, the number of shares outstanding includes shares purchasable by that individual within 60 days following March 1, 2003 upon exercise of outstanding stock options.

(5)	Mr. Flaherty was first elected to the Board of Directors in October 2002, as part of the Company’s management succession plan. Mr. Flaherty is currently President and Chief Operating Officer of the Company, and is expected to be appointed as Chief Executive Officer at approximately the date of the annual meeting.

(6)	Includes 1,200 shares held in an irrevocable trust for the benefit of his children. Mr. Flaherty disclaims beneficial ownership of these shares.

(7)	Includes 8,000 shares held by Mr. Messmer for his children. Mr. Messmer disclaims beneficial ownership of these shares.

(8)	In connection with the Company’s succession plan, Mr. Roath will step-down as Chief Executive Officer of the Company upon the Board’s appointment of Mr. Flaherty as Chief Executive Officer, which is expected to occur at approximately the date of the annual meeting. Mr. Roath will continue to serve as Chairman of the Board of Directors.

(9)	Mr. Ghose resigned his employment with the Company as of February 28, 2003.

Directors of the Company

Paul V. Colony.    Mr. Colony has been associated in various capacities with the insurance firm of Alexander & Alexander, Inc., now Aon Risk Services, Inc., for over 30 years. Mr. Colony was a Director, Vice Chairman and also Senior Vice President of Alexander & Alexander, Inc. Currently, Mr. Colony is the Vice Chairman of Aon Worldwide Resources and the Chairman of the Advisory Board of Aon Risk Services Company, Inc.

Robert R. Fanning, Jr.    Mr. Fanning was President of Beverly Hospital Corporation, now Northeast Hospital Corporation, from 1980 until 2000. Mr. Fanning was President of Northeast Health Systems, Inc. since 1983 and has been President Emeritus of Northeast Health Systems, Inc. since 2000. Since 2001, he has been a Principal of BBK Consulting, Southfield, Michigan, specializing in health care consulting and business revitalization. Mr. Fanning has been a member of the Massachusetts Health and Educational Facilities Authority since 1985 and Chairman of the Authority since 1993. He is a past Chairman of the American College of Healthcare Executives.

James F. Flaherty III.    Mr. Flaherty is a member of our Board of Directors and became President and Chief Operating Officer of HCPI in October 2002. Previously, he was affiliated with Merrill Lynch & Co., serving for 19 years in the firm’s New York, London and Los Angeles offices and was head of Merrill Lynch’s Global Healthcare Group. He was elected Managing Director of Merrill Lynch in 1991, and from 1995 to 2001 served as a member of the firm’s Investment Banking Operating Committee. Mr. Flaherty is a Director of Quest Diagnostics Incorporated, which is an NYSE listed company.

Michael D. McKee.    Mr. McKee is Vice Chairman and Chief Operating Officer of The Irvine Company and has been an executive officer of The Irvine Company since 1994. Prior thereto, he was a partner with the international law firm of Latham & Watkins LLP from 1986 to 1994. Mr. McKee is also a Director of Realty Income Corporation and Mandalay Resort Group, both of which are NYSE listed companies.

Harold M. Messmer, Jr.    Mr. Messmer has been Chairman, Chief Executive Officer and President of Robert Half International, Inc., an NYSE listed company, since 1986. Mr. Messmer is also a Director of Airborne Freight Corporation, which is also an NYSE listed company.

Peter L. Rhein.    Mr. Rhein has been a general partner of Sarlot and Rhein, a real estate investment and development partnership, since 1967. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until 1984, he was Vice President, Treasurer and Chief Financial Officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein is a Certified Public Accountant.

Kenneth B. Roath.    Mr. Roath is Chairman of our Board of Directors and Chief Executive Officer, positions he has had since 1988, having previously served as President and Chief Operating Officer from our inception in 1985. Mr. Roath serves as a Special Member of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc., and is a past Chairman of its Board and a former member of its Executive Committee. Mr. Roath intends to step-down as Chief Executive Officer upon the Board’s expected appointment of Mr. Flaherty as Chief Executive Officer at approximately the date of the annual meeting. Mr. Roath will remain Chairman of the Board of Directors.

Executive Officers of the Company

See above “Directors of the Company” for a description of Mr. Flaherty’s and Mr. Roath’s business experience. Devasis Ghose, our former Senior Vice President—Finance and Treasurer, resigned his position as an executive officer of the Company as of February 15, 2003 and resigned his employment with the Company as of February 28, 2003.

Edward J. Henning.    Mr. Henning became Senior Vice President, General Counsel and Corporate Secretary of HCPI in 1995 after joining HCPI in 1994 as Vice President, Senior Legal Counsel and Corporate Secretary. Mr. Henning was Vice President and Legal Counsel for Weyerhaeuser Mortgage Company from 1992 to 1994 and prior thereto was an attorney with the international law firm of Latham & Watkins LLP from 1984 to 1992.

Stephen R. Maulbetsch.    Mr. Maulbetsch has been employed by HCPI since 1985 and became Senior Vice President—Property and Acquisition Analysis in 1995, which title changed to Senior Vice President—Acquisitions in 1998.

James G. Reynolds.    Mr. Reynolds became Executive Vice President of HCPI in 1995 and has served as its Chief Financial Officer since HCPI’s inception in 1985.

Board of Directors and Committees of the Board

The Board of Directors held four regular Board meetings and two special Board meetings during 2002. During that period, all directors attended at least 75% of the meetings of the Board and committees of the Board on which they served. The Board of Directors has an Audit Committee, an Investment Committee and a Compensation, Nominating and Corporate Governance Committee.

The Audit Committee is currently comprised of Messrs. Fanning, McKee and Rhein. The Audit Committee held five meetings during 2002. The Audit Committee:

•	selects the independent accountants to serve HCPI for the ensuing year;

•	reviews with the independent accountants the scope and results of the audit;

•	reviews management’s evaluation of HCPI’s system of internal controls; and

•	reviews non-audit professional services provided by the independent accountants and the range of audit and non-audit fees.

The Audit Committee meets with the independent accountants at least twice a year. In addition, Mr. Rhein, the chairman of the Audit Committee, holds quarterly discussions with our independent accountants.

To ensure independence of the audit, the Audit Committee consults separately and jointly with the independent accountants and management. On June 12, 2000, the Board of Directors adopted an Audit Committee charter that meets the requirements of the New York Stock Exchange. The Board of Directors expects to review and modify, as appropriate, its Audit Committee charter to comply with the requirements of any new rules that may be adopted by the New York Stock Exchange as mandated by the Sarbanes-Oxley Act of 2002.

The Investment Committee is currently comprised of Messrs. Fanning, Spieker, Rhein, and Roath. In connection with his retirement from our Board, Mr. Spieker will resign from this committee effective immediately prior to the annual meeting. The Investment Committee held six meetings during 2002. The Investment Committee is empowered to review and authorize all proposed real estate acquisitions, other investments, any financing activity related to a real estate acquisition and divestitures of real estate.

The Compensation, Nominating and Corporate Governance Committee is comprised of Messrs. Colony, McKee and Messmer, each of whom is an non-employee director of the Board of Directors. The Board of Directors changed the name of the Compensation and Nominating Committee to the Compensation, Nominating and Corporate Governance Committee in January 2003 and provided the committee with additional responsibilities. The Compensation, Nominating and Corporate Governance Committee is responsible for the administration of HCPI’s employee benefit plans and is authorized to determine the persons eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be received, vested or exercised. This committee also determines the general compensation policy for HCPI and reviews and approves the compensation of HCPI’s executive officers. This committee also has the authority to review suggestions of candidates for director made by directors, stockholders, management and others, and to make recommendations to the Board of Directors regarding the composition of the Board of Directors and nomination of individual candidates for election to the Board of Directors. The additional responsibilities the Board of Directors delegated to this committee in 2003 include developing and recommending corporate governance principles and overseeing annual evaluations of the Board of Directors and management. The Compensation, Nominating and Corporate Governance Committee held three meetings as the Compensation and Nominating Committee during 2002.

Board of Directors Compensation

In May 2002, the Board reviewed and modified certain of the fees and retainers payable to HCPI non-employee directors. As a result, HCPI currently pays each non-employee director:

(1) a fee of $24,000 per year for services as a director;

(2) $1,500 for attendance in person at each meeting of the Board of Directors or any committee of the Board. Each Committee Chairman, however, receives $2,500 for attendance in person at a committee meeting;

(3) $500 for participation in any telephonic meeting of the Board of Directors or any committee of the Board, when such meeting lasts longer than one-half hour; and

(4) $1,000 for each day in attendance at Investment Committee site meetings.

In addition, HCPI reimburses outside directors for travel expenses incurred in connection with their duties as directors of HCPI. The two inside directors, who are employees of HCPI, Messrs. Roath and Flaherty, do not receive any fees for serving on the Board of Directors or for attending meetings.

Non-employee directors also participate in the 2000 Stock Incentive Plan, which merged, replaced and continued the former Second Amended and Restated Directors Stock Incentive Plan, as amended (the “Stock Plan”). The stockholders are being asked to approve the amendment and restatement of the Stock Plan, which, in part, would modify the annual awards automatically granted to HCPI non-employee directors commencing at the 2004 annual meeting of stockholders. See “Approval of the Amendment and Restatement of the 2000 Incentive

Stock Plan (Proxy Item No. 2)”. Under the terms of the Stock Plan as currently in effect, HCPI grants to each outside director 400 shares of restricted common stock and non-qualified options to acquire 7,000 shares of common stock on the last Thursday of April of each year. These options are exercisable one year after the date of grant, subject to acceleration upon the happening of certain events, and have an exercise price equal to the fair market value of our common stock on the date of grant. In January 2000, however, HCPI adopted an amendment to the predecessor plan that provided that any directors serving on the Board as of January 4, 2000 would be immediately granted an option to acquire 21,000 shares of common stock (the “Special Option”) in lieu of the yearly grants of 7,000 option shares in April of 2000, 2001 and 2002. The Special Option is exercisable in one-third cumulative installments over three years (i.e., 7,000 shares each on the last Thursday in April of 2001, 2002 and 2003). The exercise price for the Special Option is $23.875, the fair market value of our common stock as of January 4, 2000, the date of grant. In order to exercise any of the Special Option, the director must be serving on the Board of Directors one-year prior to the specified date on which the Special Option may be exercised. All of our non-employee directors at January 2000 (which included Messrs. Colony, Fanning, McKee, Messmer and Rhein) were each granted a Special Option, and thus did not receive an annual option grant of 7,000 shares in April 2000, 2001 or 2002. Pursuant to the terms of the Stock Plan, as currently in effect, each such non-employee director will receive an option grant covering 7,000 shares on April 24, 2003. Also pursuant to the terms of the Stock Plan (as currently in effect), each of Messrs. Colony, Fanning, McKee, Messmer, and Rhein received restricted stock awards covering 400 shares on April 25, 2002 and will receive restricted stock awards covering 400 shares on April 24, 2003. Restricted stock awards made under the Stock Plan vest ratably over four years from the date of grant, with accelerated vesting upon certain events, and are subject to forfeiture if the director’s membership on the Board of Directors is terminated other than under certain circumstances.

The Stock Plan (as currently in effect) also provides for performance based awards to non-employee directors as follows: in any year in which HCPI’s total return to stockholders exceeds by three percentage points the total return of the health care equity segment of the National Association of Real Estate Investment Trusts (NAREIT), outside directors are granted an additional 3,000 options to purchase common stock. HCPI’s total return is defined in the Stock Plan as (A) the sum of (1) the fair market value of HCPI’s common stock as of December 31 of the year in question minus the fair market value of the common stock as of January 1 of that year, plus (2) the aggregate dividends paid to stockholders during that year, divided by (B) the fair market value of HCPI’s common stock as of January 1 of that year. Based upon HCPI’s 2002 total return to stockholders, on April 24, 2003 each non-employee director will receive 3,000 options with an exercise price equal to the fair market value of our common stock on the date of grant.

If the amendment and restatement of the Stock Plan is approved at this annual meeting, non-employee directors would no longer receive option grants under the Stock Plan. As proposed, non-employee directors would receive an annual automatic award on the date of each annual stockholder meeting, commencing at the 2004 annual meeting, of 1,200 shares of restricted stock. In addition, the performance awards discussed above that are tied to HCPI’s total return to stockholders would be changed from an award of 3,000 options to an award of 300 shares of restricted stock, if the performance conditions are met. The terms of the restricted stock awards proposed under the amendment and restatement of the Stock Plan are substantially the same as those currently in effect. See “Approval of the Amendment and Restatement of the 2000 Incentive Stock Plan (Proxy Item No. 2)”.

Amended and Restated Director Deferred Compensation Plan.    In January 1996, HCPI adopted an Amended and Restated Director Deferred Compensation Plan (the “Director Deferral Plan”) that permits our non-employee directors to elect to defer their director fees and retainers. Amounts deferred under the Director Deferral Plan are payable to a participating director upon: (i) his or her retirement, (ii) death, (iii) disability,

(iv) upon the occurrence of a substantial hardship in the sole discretion of the Compensation, Nominating and Corporate Governance Committee, or (v) at such earlier date as may be designated by the director at the time of election to participate in the plan. In 1997 we terminated our former director retirement plan and all amounts accrued under that plan were transferred into the Director Deferral Plan. Amounts transferred in 1997 by any director from our former director retirement plan are to be paid only after the director’s retirement from the Board of Directors.

Each director participating in the Director Deferral Plan may elect to have deferred compensation and transferred accruals credited, wholly or partially, to:

•	an interest rate account wherein the deferrals and transferred amounts accrue interest at a rate equal to the prime rate of Bank of New York minus one percent; or

•	a stock credit account wherein the deferrals and transferred amounts are treated as if invested in HCPI common stock with the account increasing for dividends paid, and increasing or decreasing with changes in the price of the common stock.

Balances may be transferred from one account to the other, at the option of the director, no more frequently than every six months.

As of December 31, 2002, each of the non-employee directors (other than Mr. Spieker) had balances under the stock credit accounts, primarily resulting from the 1997 transfer of accruals under the former retirement plan, plus dividends accrued on such amounts. During 2002, only Messrs. Messmer and Fanning deferred fees under the Director Deferral Plan.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities for the fiscal years indicated for each of the following persons:

•	our chief executive officer, and the person expected to become our chief executive officer at approximately the annual meeting; and

•	the next four of our most highly compensated executive officers whose annual salary and bonus exceeded $100,000.

Summary Compensation Table

				Long-Term Compensation(1)
	Annual Compensation			Restricted Stock Awards(2)			Stock Options(3)	All Other Compensation(3)
	Year	Salary	Bonus
Kenneth B. Roath Chairman and Chief Executive Officer(5)	2002 2001 2000	$560,000 536,000 516,000	$750,000 0 362,300	$	n/a 1,095,300 961,900	(1)	100,000 300,000 300,000	$18,000 16,800 30,000

James F. Flaherty III President and Chief Financial Officer(6)	2002	109,754	100,000		2,474,400	(7)	0	0

James G. Reynolds Executive Vice President and Chief Financial Officer	2002 2001 2000	334,000 319,700 304,500	238,944 0 177,300		n/a 584,100 416,800	(1)	50,000 150,000 100,000	8,000 6,800 20,000

Edward J. Henning Senior Vice President, General Counsel and Corporate Secretary	2002 2001 2000	233,000 222,700 212,100	120,811 0 95,300		n/a 292,000 224,400	(1)	20,000 100,000 60,000	8,000 6,800 20,000

Stephen R. Maulbetsch Senior Vice President Acquisitions	2002 2001 2000	210,000 200,000 186,000	131,166 0 77,300		n/a 292,000 240,500	(1)	21,000 100,000 55,000	8,000 6,800 20,000

Devasis Ghose Senior Vice President—Finance and Treasurer(8)	2002 2001 2000	213,000 204,000 194,300	109,691 0 79,300		0 292,000 240,500		0 100,000 55,000	8,000 6,800 20,000

(1)	The Compensation, Nominating and Corporate Governance Committee is currently considering revising its annual restricted stock award program for the Company’s senior employees to include stock performance awards that would accrue based on the Company achieving pre-established performance criteria. The Committee anticipates that such awards will be made to its executive officers for 2002 performance once the Committee has determined the terms applicable to such awards and provided that the stockholders approve the proposed amendment and restatement of the Stock Plan, which would authorize the grant of stock performance awards and which expands the types of performance criteria upon which such awards may be made. See “Approval of the Amendment and Restatement of the 2000 Incentive Stock Plan (Proxy Item No. 2)”.

(2)	For 2001 and 2000 awards, the amounts shown reflect the market value of the awards on the date of grant. Restricted stock awards vest ratably over five years. Dividends are paid on the restricted shares at the same rate as on all other shares of common stock of HCPI. Such dividends are not included in the summary compensation table. The table below shows: (i) the amounts of unvested restricted stock held at December 31, 2002; (ii) the value of such restricted stock (calculated by multiplying the number of unvested shares of restricted stock by the closing market price of $38.30 on the last trading day of 2002); and (iii) total restricted stock awards made during the past three years.

	Number of Shares of Unvested Restricted Stock at December 31, 2002	Value of Unvested Restricted Stock at December 31, 2002
			Restricted Stock Awards Per Year
			2000	2001	2002
Kenneth B. Roath	84,120	$3,221,796	30,000	30,000	n/a
James F. Flaherty III	60,000	2,298,000	0	0	60,000
James G. Reynolds	37,700	1,443,910	13,000	16,000	n/a
Edward J. Henning	20,150	771,745	7,000	8,000	n/a
Stephen R. Maulbetsch	19,700	754,510	7,500	8,000	n/a
Devasis Ghose	20,260	775,958	7,500	8,000	n/a

(3)	Effective as of January 1, 2003, the Company expenses all option grants.

(4)	These amounts represent HCPI’s contributions to HCPI’s 401(k) plan. In addition, for Mr. Roath only, this also includes $10,000 of premiums paid in each of 2000, 2001 and 2002 by HCPI for Mr. Roath’s term life insurance. HCPI is not the beneficiary of this life insurance policy and the premiums that HCPI pays are taxable as income to Mr. Roath.

(5)	Mr. Roath intends to step-down as Chief Executive Officer of the Company, which is anticipated to occur at approximately the time of the annual meeting. Mr. Roath will remain Chairman of the Board of Directors.

(6)	Mr. Flaherty will replace Mr. Roath as Chief Executive Officer of the Company, which is anticipated to occur at approximately the time of the annual meeting.

(7)	Mr. Flaherty was granted 60,000 shares of restricted stock in connection with his becoming an executive officer of the Company in October 2002.

(8)	Mr. Ghose resigned his employment with the Company as of February 28, 2003.

Employment and Change in Control Agreements.

Messrs. Roath and Flaherty are parties to employment agreements that provide, in part, similar benefits upon certain terminations of employment, as set forth below. Each of the other Named Executive Officers are parties to Change in Control Agreements, as described below.

Roath Amended Employment Agreement.    HCPI entered into a new employment agreement, effective as of January 1, 2000, with Kenneth B. Roath that superseded Mr. Roath’s amended and restated employment agreement entered into as of January 31, 1991. The 2000 employment agreement was amended on October 8, 2002. Pursuant to the employment agreement, as originally in effect, Mr. Roath was to serve as HCPI’s Chief Executive Officer, President and Chairman of the Board, and be paid an initial base salary of $516,000, to be adjusted annually at the discretion of the Board of Directors but, at a minimum, to reflect increases in the Consumer Price Index. Pursuant to the 2002 amendment, Mr. Roath resigned his position as

President in October 2002, and will cease service as HCPI’s Chief Executive Officer upon the Board’s appointment of James F. Flaherty III to serve as HCPI’s Chief Executive Officer, which is expected to occur at or around the date of the annual meeting. Mr. Roath will continue to serve as Chairman of the Board. Effective as May 1, 2003 or the later date as of which Mr. Roath no longer serves as our Chief Executive Officer (the “Compensation Change Date”), Mr. Roath’s salary will be reduced to $350,000 for one year and will thereafter be further reduced to $250,000 for the last year. The amended employment agreement terminates on the second anniversary from the Compensation Change Date. Mr. Roath remains eligible for annual bonus compensation to be determined by the Compensation, Nominating and Corporate Governance Committee of the Board of Directors. The amended employment agreement also provides that HCPI will continue to provide Mr. Roath with his current benefits, excepting the car allowance, which terminates December 31, 2003. Mr. Roath and his dependents will be eligible to receive medical benefits for a period of five years after the second anniversary of the Compensation Change Date. For purposes of HCPI’s stock incentive plans, Mr. Roath shall be deemed to have retired upon the second anniversary of the Compensation Change Date, and upon such date, Mr. Roath shall be entitled to purchase from HCPI a club membership at the Company’s cost. Lastly, the amended executive agreement provides that after 2003, Mr. Roath shall no longer be entitled to an increased percentage of earnings under the Amended and Restated Executive Retirement Plan, and that he may begin to receive his accrued benefits under this plan in 2004. See “Supplemental Executive Retirement Plan”.

Flaherty Employment Agreement.    On October 8, 2002, HCPI entered into an employment agreement with James F. Flaherty III. The term of the employment agreement is for three years, unless earlier terminated pursuant to the terms of the agreement. The employment agreement provides for an initial base salary of $475,000 while Mr. Flaherty serves as President and Chief Operating Officer. Upon becoming appointed as Chief Executive Officer, Mr. Flaherty’s base salary shall increase to $560,000 per year, to be adjusted annually at the discretion of the Board of Directors but, at a minimum, to reflect increases in the applicable Consumer Price Index. Mr. Flaherty also is eligible for annual bonus compensation to be determined by the Compensation, Nominating and Corporate Governance Committee of the Board of Directors. The employment agreement also provides for an initial restricted stock grant covering 60,000 shares, vesting ratably over seven years, subject to acceleration upon the happening of certain events. HCPI is also required to pay the premiums for a term life insurance policy on the life of Mr. Flaherty in the amount of $2,000,000, payable to a beneficiary named by Mr. Flaherty.

If the Board of Directors fails to appoint Mr. Flaherty as Chief Executive Officer by the date of HCPI’s 2003 Annual Meeting of Stockholders, Mr. Flaherty may resign at any time during the six (6) months following the date of the 2003 Annual Meeting and his resignation shall become effective thirty (30) days thereafter. Upon such a resignation, Mr. Flaherty would receive a payment equal to eighteen months’ base compensation plus one and one-half times the annual bonus which would have been paid for 2002 if no pro-rating had been applied. Mr. Flaherty and his family would also receive health insurance benefits for the lesser of eighteen (18) months or such time as Mr. Flaherty obtains employment providing comparable benefits.

Certain Termination Benefits for Messrs. Roath and Flaherty.    If Mr. Roath’s or Mr. Flaherty’s employment with HCPI is terminated not in connection with a change in control, as defined, either by HCPI without cause or by constructive termination resulting from a material breach of the employment agreement by HCPI, he is entitled to receive:

•	a lump sum severance payment equal to two times his base salary as of the date of termination, plus two times his targeted annual bonus as of the date of termination or the highest annual bonus received by him in the three years immediately prior to the date of termination, whichever is greater; and

•	accelerated vesting of all outstanding stock options and restricted stock.

If within two years following a change in control of HCPI, Mr. Roath’s or Mr. Flaherty’s employment with HCPI is terminated (a) by Mr. Roath or Mr. Flaherty, as applicable, for good reason, as defined, or within the thirty day period following the first anniversary of the occurrence of the change in control, or (b) by HCPI without cause, as defined, he is entitled to receive:

•	a lump sum severance payment equal to three times his base salary as of the date of termination or immediately prior to the change in control, whichever is greater, plus three times his targeted annual bonus as of the date of termination or the highest annual bonus received by him in the three years immediately prior to the change in control, whichever is greater;

•	accelerated vesting of all outstanding stock options and restricted stock;

•	accelerated vesting in his accrued benefits under HCPI’s qualified or nonqualified pension, profit sharing, deferred compensation and supplemental plans, unless the acceleration would violate any applicable laws or require HCPI to accelerate vesting for all participants in such plans, in which case he would receive a lump sum payment equal to the unvested accrued benefits in lieu of acceleration of vesting of his benefits;

•	for Mr. Roath, forgiveness of any outstanding restricted stock purchase loans not to exceed $2,000,000, plus an additional payment to fully reimburse him for all federal and California incomes taxes arising from the forgiveness of the loans; and

•	for a period of three years or until he obtains medical and dental benefits through other employment, medical and dental health benefits for him and his eligible family at least equal to those he would have been provided had his employment not been terminated.

Change in Control Agreements for the Company’s other Executive Officers.    On October 16, 2000, HCPI entered into change in control agreements with all of the named executive officers in the Summary Compensation Table on page 10, other than Messrs. Roath and Flaherty who are parties to employment agreements as described above. Each change in control agreement provides that the executive officer is entitled to severance payments and other benefits in the event of the executive officer’s termination of employment within two years following a change in control of HCPI, as defined, (a) by HCPI other than for cause or disability, as defined or (b) by the executive officer for good reason, each as defined (each, a “Change in Control Termination”). Each agreement is in effect through December 31, 2004 and is automatically extended for an additional year on each January 1 beginning January 1, 2001, unless HCPI notifies the executive officer of its intention not to extend the agreement by September 30 of the preceding year. However, if a change in control occurs during the original or any extended term of the agreement, the term of the agreement will continue for at least thirty-six months after the month in which the change in control occurred.

Except as described below, in the event of a Change in Control Termination, each executive officer is entitled to receive:

•	a lump sum severance payment equal to three times for Mr. Reynolds and two and a half times for Messrs. Henning and Maulbetsch of his base salary as of the date of termination or immediately prior to the change in control, whichever is greater, and three times for Mr. Reynolds and two and a half times for Messrs. Henning and Maulbetsch of his targeted annual bonus as of the date of termination or the highest annual bonus received by him in the three years immediately prior to the change in control, whichever is greater,

•	accelerated vesting of all outstanding stock options and restricted stock, and

•	accelerated vesting in their accrued benefits under HCPI’s qualified or nonqualified pension, profit sharing, deferred compensation and supplemental plans, unless the acceleration would violate any applicable laws or require HCPI to accelerate vesting for all participants in such plans, in which case the executive officer would receive a lump sum payment equal to the unvested accrued benefits in lieu of acceleration of vesting of his benefits.

Additional Terms in Employment Agreements and Change in Control Agreements.    Furthermore, if Mr. Roath, Mr. Flaherty or an executive officer is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to the payments or distributions made to him by HCPI in connection with a change in control of HCPI, HCPI will pay the executive officer an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.

Each agreement also provides that upon the executive officer’s termination of employment, he agrees to not disclose any confidential information of HCPI. As a condition to receiving the severance payments and other benefits described above in the event of a Change in Control Termination, the executive officer also agrees that during the period of his employment with HCPI and for one year following his termination of employment, he will not accept employment or be engaged as a consultant with a competitor of HCPI in the health care real estate investment trust industry if (a) such position is comparable to the position held by the executive officer at HCPI and (b) the new employer is not able to take adequate steps to prevent disclosure of HCPI’s confidential information. In addition, for a period of one year following his termination of employment, the executive officer agrees to not solicit HCPI’s officers or employees or offer employment to anyone who is or was an employee of HCPI during the six-month period immediately preceding the date of such offer.

Ghose Severance Agreement.    On January 25, 2003, HCPI and Devasis Ghose entered into a severance and release agreement, which provided, in part, that Mr. Ghose resign his position as an executive officer of HCPI on February 15, 2003 and resign his employment with HCPI on February 28, 2003. As part of the severance and release agreement, HCPI provided the following to Mr. Ghose:

•	a lump sum severance payment equal to $401,035 (which includes Mr. Ghose’s 2002 bonus of $109,691); and

•	outplacement services in the amount of $20,000 (any portion of which Mr. Ghose does not use will be treated as an additional severance payment);

HCPI also agreed to pay a percentage of Mr. Ghose’s health benefits through January 31, 2004 or such time as Mr. Ghose is ineligible to participate in COBRA coverage. Both HCPI and Mr. Ghose have also agreed to release each other from all claims that either party may have against the other.

Supplemental Executive Retirement Plan.    On May 1, 1988, the Board of Directors adopted a Supplemental Executive Retirement Plan, which was amended and restated effective November 30, 2001 (the “SERP”). This plan provides certain executives selected by the Compensation, Nominating and Corporate Governance Committee with supplemental deferred benefits in the form of retirement payments for life. Historically, the Compensation, Nominating and Corporate Governance Committee has selected Kenneth B. Roath to be the only participant.

The annual retirement benefit available to a participant under the SERP varies according to:

(1) the age of the participant at retirement, with the youngest retirement age being 55, and

(2) the number of years the participant has served HCPI, with minimum service being five years.

Pursuant to the formula established in the SERP, Mr. Roath, who has reached age 67, will be entitled to receive upon retirement a formula-derived percentage of his final average earnings (i.e., the average of the three highest, not necessarily consecutive, years’ earnings). Earnings include total annual cash compensation, including base salary, bonus award, deferred cash compensation, and contributions made by HCPI under its 401(k) Plan. The percentage of final average earnings payable is based on a formula of 30% plus 4% for each year of service after age 60. Based on Mr. Roath’s current age of 67, the percentage of final average earnings payable to Mr. Roath is currently 58%. Pursuant to the 2002 amendment of Mr. Roath’s Employment Agreement, Mr. Roath will not receive any credit for service to HCPI after December 31, 2003.

The SERP benefit is reduced by any retirement employee benefit received from any of HCPI’s other retirement plans available to a participant (other than Section 401(a), employee Section 401(k) contributions and Social Security). The SERP benefit is payable to the participant each year until his death. In the event of the death of a participant before or after retirement, 50% of the benefit earned by the participant will be paid to his surviving spouse for life.

Based on Mr. Roath’s historical earnings, he would currently be entitled to $623,000 per year; should Mr. Roath defer his benefits under the SERP until 2004, he will be entitled to $666,000 per year. See “Roath Amended Employment Agreement”.

A life insurance policy has been purchased on the life of Mr. Roath naming HCPI as sole beneficiary to provide for a portion of the obligations under the SERP. The policy is designed so that HCPI will recover a portion of its SERP payments plus a factor for the use of its money.

HCPI believes that the SERP aids in the ability to attract, retain, motivate and provide financial security to management employees who render valuable services to HCPI.

OPTION GRANTS IN LAST FISCAL YEAR(1)

Name	Options Granted(2)	Percentage of Total Options Granted	Exercise Price(3) ($/sh)	Expiration Date	Valuation(4)
Kenneth B. Roath	100,000	32.4%	$36.84	01/31/13	$140,000
James F. Flaherty III	0	0	n/a	n/a	0
James G. Reynolds	50,000	16.2	36.84	01/31/13	70,000
Edward J. Henning	20,000	6.5	36.84	01/31/13	28,000
Stephen R. Maulbetsch	21,000	6.8	36.84	01/31/13	29,400
Devasis Ghose(5)	0	0	n/a	n/a	0

(1)	Effective as of January 1, 2003, the Company expenses all option grants. Represents options granted in 2003 for 2002 performance. Excludes options granted in January 2002 with respect to 2001 performance, as reported in our Proxy Statement for our 2002 Annual Meeting of Stockholders.

(2)	The options vest over five years in equal annual installments of 20% of the shares subject to the option and have a term of 10 years, subject to earlier termination in the event of termination of employment, death or disability. Options become fully vested upon the holder’s retirement, or his death or disability (as defined) while employed by us.

(3)	The exercise price is equal to the market value of HCPI’s common stock on the date of grant.

(4)	Calculated using the Black Scholes option valuation methodology, using the following variables:

•	risk-free rate of return of 4.00%;

•	.2064% five year volatility factor;

•	8.85% dividend yield;

•	3.00% termination discount factor; and

•	ten-year option term;

which yields a discount Black Scholes value for the options of $1.40. The actual value, if any, that an executive officer may realize will depend upon the excess of the closing market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black Scholes model.

(5)	Mr. Ghose resigned his employment with the Company as of February 28, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND  FISCAL YEAR END OPTION VALUES(1)

Name	Shares Acquired on Exercise	Value at Exercise(2)	Number of Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002
			Exercisable(3)	Unexercisable	Exercisable	Unexercisable
Kenneth B. Roath	149,000	$2,702,000	430,000	882,000	$2,023,000	$6,489,000
James F. Flaherty III	0	0	0	0	0	0
James G. Reynolds	116,500	1,698,000	74,400	472,000	165,000	4,110,000
Edward J. Henning	47,400	618,000	74,250	314,800	156,000	2,783,000
Stephen R. Maulbetsch	65,890	552,000	47,000	276,000	557,000	2,304,000
Devasis Ghose(4)	55,200	729,000	39,000	288,000	43,000	2,445,000

(1)	Calculated based on the closing market price on the last trading day of 2002 ($38.30) multiplied by the number of applicable shares in-the-money, less the total exercise price for such shares. No additional value has been assigned to the dividend shares discussed in footnote 3.

(2)	Value at exercise is the difference between the closing market price on the date of exercise less the exercise price per share, multiplied by the number of shares acquired on exercise.

(3)	In January 1995 options covering 30,000, 3,000, and 2,700 shares were granted to Messrs. Roath, Henning, and Ghose, respectively, which included dividend share rights that provide for the accrual of dividends on such options, at the same rate as accrual on our common stock, between the date of option grant and the date of option exercise. At December 31, 2002, Messrs. Roath, Henning and Ghose held 30,000, 3,000 and 1,080 dividend share rights options, respectively, all of which are currently exercisable.

(4)	Mr. Ghose resigned his employment with the Company as of February 28, 2003.

TABLE OF EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	3,110,279	(1)	$31.83	(1)	1,204,725
Equity compensation plans not approved by security holders(2)	0		0		0

Total	3,110,279		$31.83		1,204,725

(1)	Does not include 5,850 outstanding options to purchase our common stock at a weighted-average exercise price of $26.60 that HCPI assumed in the November 1999 merger between HCPI and American Health Properties, Inc. There are no securities that remain available for issuance under this plan.

(2)	Does not include an aggregate of 43,420 share units accrued in the HCPI stock credit accounts under the Amended and Restated Director Deferred Compensation Plan. Directors may defer their director fees and retainers under this plan. In addition, in 1997 all amounts under HCPI’s former director retirement plan were transferred into this plan. Each director participating in the Director Deferral Plan may elect to have deferred compensation and transferred accruals credited, wholly or partially, to (i) an interest rate account wherein such amounts accrue interest at a rate equal to the prime rate of Bank of New York minus one percent, or (ii) a stock credit account wherein such amounts are treated as if invested in HCPI common stock with the account increasing for dividends paid, and increasing or decreasing with changes in the price of the common stock. Regardless of how invested, amounts accrued under this plan are payable solely in cash. As a result, no shares of common stock are issuable under this plan, and no shares are available for issuance under this plan.

COMPENSATION, NOMINATING AND CORPORATE GOVERNANCE  COMMITTEE REPORT TO STOCKHOLDERS

Notwithstanding anything to the contrary set forth in any of HCPI’s previous filings under the Securities Act or the Exchange Act that refer to future filings for additional information, including specifically to this proxy statement, in whole or in part, the following report by the Compensation, Nominating and Corporate Governance Committee and the stock performance graph shall not be considered to be a part of any such filing.

The Compensation, Nominating and Corporate Governance Committee of the Board of Directors is comprised of three members of the Board each of whom qualifies as a “non-employee director” for purposes of Section 16 under the Exchange Act and an “outside director” under Section 162(m) of the Code. The Compensation, Nominating and Corporate Governance Committee is responsible for establishing and governing the compensation and benefit practices of HCPI. The Committee establishes the general compensation policies of HCPI, reviews and approves compensation of the executive officers of HCPI and oversees all of HCPI’s employee benefit plans.

The Committee conducts an annual review of the executive compensation program of HCPI to ensure that:

•	compensation levels are reasonable and consistent with practices of comparably sized equity REITs, particularly those that specialize in health care, and other real estate and finance organizations;

•	the program adequately rewards performance which is tied to creating stockholder value; and

•	the program is designed to achieve HCPI’s goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability.

The Committee has designed a program that emphasizes both short- and long-term performance, with a significant component of compensation consisting of long-term award. On a short-term basis, cash bonuses may be awarded based upon the achievement of pre-established performance goals. Long-term incentives consist of restricted stock and option awards as a substantial portion of compensation, which the Committee believes align management’s interests with those of HCPI’s stockholders. The compensation program is also designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect the Company’s profits. The Committee reviews with the Board of Directors all aspects of compensation for executive officers.

(a)    Compensation Mix for Executive Officers

HCPI’s executive compensation is based on three components, which are designed to be consistent with the Company’s compensation philosophy:

•	base salary,

•	annual cash incentive bonuses, and

•	long-term stock award.

The Committee has designed a highly leveraged program that is intended to result in up to 55% to 75% (depending on position) of total direct compensation being incentive compensation tied directly to stockholder value creation with the remainder in base salary.

Base Salary.    Salaries for executive officers are reviewed by the Committee on an annual basis. The Committee targets base pay levels in the middle quartiles of competitive practices. The Committee did not hire a compensation consultant to assist in its determination of base salary for 2002. Based on its own review of competitive practices, the Committee increased the compensation levels of HCPI’s executive officers in 2002 by 4.47% to 5.00% over 2001 levels. The Committee believes that the base compensation levels of the executive officers generally is reasonable in view of competitive practices, HCPI’s performance and the contribution of those officers to that performance.

In the future, salaries may be increased based upon an assessment of competitive pay levels or the individual’s contribution to the asset and financial growth of HCPI. In addition, our employment agreement with Mr. Flaherty requires the Company to provide certain cost of living adjustment increases.

Annual Cash Award.    Historically, annual cash incentive bonuses have been awarded to executive officers based upon multiple performance criteria, including subjective evaluations of personal job performance and performance measured against objective business criteria. For 2002, a target bonus was established for each executive officer other than the chief executive officer based on the level of his position, the responsibilities and duties involved therein and competitive practices. The Committee approved each of these officers’ targets in January 2002. The 2002 bonus determinations were reviewed in January 2003 by Watson Wyatt & Company (“Watson Wyatt”), the Committee’s compensation consultants. Watson Wyatt provided the Committee, in part, with an analysis of base salary, total cash and total direct compensation for 21 self-administered REITs, which health care and other well-established equity REITs, ranging from $1.2 billion to $5.6 billion in assets, $644 million to $4.55 billion in market capitalization, and $158 million to $680 million in revenues. Upon the recommendation of Watson Wyatt, the Committee determined to continue to use its competitive bonus award targets, as it has in the past.

Long-Term Incentive Stock Plans.    The Committee administers HCPI’s benefits and stock plans, including the 2000 Stock Incentive Plan. Pursuant to the 2000 Stock Incentive Plan, annual stock grants and stock options have been awarded in order to retain and motivate executives to improve long-term stock market performance. Stock options are granted at 100% of the current fair market value of the common stock. Generally, stock option grants and restricted stock awards vest ratably over a five-year period, and the executive must be employed by HCPI at the time of vesting in order to receive restricted stock and to exercise the options. HCPI commenced expensing its options effective January 1, 2003. The Committee may make grants based on a number of factors, including:

•	the executive officer’s position with HCPI,

•	performance of his responsibilities,

•	equity participation levels of comparable executives at competitive companies, and

•	individual contribution to the success of HCPI’s financial performance.

In addition, the size, frequency and type of long-term incentive grants may be determined on the basis of tax consequences of the grants to the individual and HCPI, accounting impact and the number of shares available for issuance. In recognition of 2002 performance, each of the executive officers received options in January 2003, which were based on his responsibilities, relative position with HCPI, competitive practices and the committee’s philosophy of leveraging compensation toward long-term incentives. In determining the size of the awards to each executive officer, the Committee employed a valuation methodology to determine expected value of the grant, analyzed typical REIT share dilution and considered that in 2002 HCPI had achieved its 68th consecutive quarter of increased per share dividends and significant success in acquisition and capital raising activities. The Committee also considered the impact the options would have on the financials of the Committee given that, effective as of January 1, 2003, the Company expenses its options. Based on the recommendation of Watson Wyatt, the Committee is currently considering adding a performance-based vesting feature to a portion of the annual restricted stock awards to executive officers. The Committee anticipates that restricted stock for 2002 performance will be awarded to its executive officers once it has determined the applicable performance standards under with such restricted stock may be awarded.

Stock Ownership Program.    In January 2003, the Committee adopted a stock ownership program pursuant to which each member of the HCPI senior leadership team must own specified dollar amounts of HCPI common stock, generally based on the individual’s salary. Each of the Chairman, Chief Executive Officer and President is required to own HCPI common stock with a value equal to at least five times his salary. Each of the other executive officers is required to own HCPI common stock with a value equal to at least three times his salary. All executives must achieve their mandatory holdings within five years.

(b)    Chief Executive Officer Compensation

Consistent with the compensation mix of HCPI’s other executive officers, the chief executive officer’s compensation is composed primarily of his base salary, annual cash incentive bonuses and long-term stock award. The Committee intends for the total direct compensation of the chief executive officer to consist of up to 75% incentive compensation tied directly to stockholder value creation with the remainder in base salary. Mr. Roath’s base salary is targeted at the 60th percentile of chief executive compensation at comparable companies and his total direct compensation is targeted at the upper quartile of these companies.

Mr. Roath received a base salary of $560,000 in 2002, which represents a 4.45% increase from his base salary in 2001. This increase was made by the Committee in January 2002 in order to ensure that his base salary is at about the 50th percentile of competitive practices while maintaining his total potential compensation leveraged toward performance based incentives. In evaluating the chief executive officer’s eligibility for performance based compensation, the Committee analyzes senior management’s collective achievements of HCPI’s performance goals, as well as progress in successful roll-over of maturing leases and mortgages, the level and success of acquisition and capital raising activities, the level of stockholder dividends, and the diversity and stability of the portfolio. Upon the recommendation of Watson Wyatt, and in recognition of Mr. Roath’s implementation of a positive succession plan, the Company’s relative growth in FFO and total return to stockholders, the Committee awarded a bonus of $750,000 to Mr. Roath for 2002. Mr. Roath received 100,000 stock option grants, a decline from 2001 awards of 300,000 options, and no restricted stock awards for the reasons discussed above.

In October 2002, the Board approved a Succession Plan presented by Mr. Roath. Pursuant to the Succession Plan, Mr. Roath resigned his position as President in October 2002, and will cease service as HCPI’s Chief Executive Officer upon the Board’s appointment of James F. Flaherty III to serve as HCPI’s Chief Executive Officer, which is expected to occur at or around the date of the annual meeting. Mr. Roath is expected to continue to serve as Chairman of the Board. Effective May 1, 2003 or the later date as of which Mr. Roath no longer serves as our Chief Executive Officer, Mr. Roath’s salary will be reduced to $350,000 for the first year and will thereafter be further reduced to $250,000 for the second year of this arrangement. On October 8, 2002, Mr. Flaherty was appointed as HCPI’s President and Chief Operating Officer with an initial base salary of $475,000. Upon becoming appointed as Chief Executive Officer, Mr. Flaherty’s base salary shall increase to $560,000 per year. In determining the compensation payable to Mr. Flaherty as Chief Executive Officer, the Committee sought to provide Mr. Flaherty with substantially similar compensation as provided to Mr. Roath, which is based on industry surveys concerning competitive compensation of chief executive officer’s of similarly situated companies.

Based upon the foregoing, the Committee has reviewed and approved the total compensation for 2002 of the five most highly compensated executive officers of HCPI.

(c)    Amendment and Restatement of the 2000 Incentive Stock Plan.

In March 2003, the Committee approved amendments to and the restatement of the HCPI 2000 Incentive Stock Plan. In part, the Committee increased the authorized number of shares under the plan by 2,500,000 shares, believing that the additional shares are necessary to establish a reserve of shares that would enable the grant of stock-based awards over the next three to five years. In order to retain, motivate and attract key personnel essential to the continued success of the Company, the Committee believes it is necessary to maintain its current practice of providing meaningful awards on an annual basis. Thus, and upon the recommendation of

Watson Wyatt, the Committee amended the plan to permit the grant of stock performance awards. These awards would enable the Committee to tie the number of shares awarded and/or the vesting of such shares, in whole or in part, upon the Company’s achievement of certain pre-established performance criteria. The Committee intends these awards to qualify as “performance based” compensation under Code Section 162(m). The Committee recommends that stockholders approved the amendment and restatement of the 2000 Stock Incentive Plan.

(d)    Policy with Respect to Section 162(m)

Section 162(m) of the Code denies deduction for certain compensation in excess of $1,000,000 paid to executive officers, unless certain performance, disclosure, stockholder approval and other requirements are met. The Committee will continue to review the effects of its compensation programs with regard to Code Section 162(m). A substantial portion of the compensation program will be exempted from the $1,000,000 deduction limitation. HCPI will continue to evaluate alternatives to ensure executive compensation is reasonable, performance-based, and consistent with HCPI’s overall compensation objectives. The Committee reserves the right to design programs that recognize a full range of performance criteria important to HCPI’s success, even where the compensation paid under such programs may not be deductible.

Compensation, Nominating and Corporate Governance Committee
Michael D. McKee (Chairman)	Paul V. Colony	Harold M. Messmer, Jr.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return of HCPI, the S&P 500 Index, and the Healthcare Equity REIT Index of the National Association of Real Estate Investment Trusts, Inc., from January 1, 1998 to December 31, 2002. Total return assumes quarterly reinvestment of dividends before consideration of income taxes.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG S&P 500, EQUITY HEALTHCARE REITS AND HCPI

HEALTH CARE PROPERTY INVESTORS, INC.

RATE OF RETURN TREND COMPARISON

JANUARY 1998 - DECEMBER 31, 2002

(JANUARY 1, 1998 = 100)

Stock Price Performance Graph

Total Return Index

Assumes $100 Invested January 1, 1998 in HCPI, S&P 500 Index and NAREIT Healthcare Equity REIT Index.

CERTAIN TRANSACTIONS

Mr. Roath, a director and officer of HCPI, has a remaining balance on a loan from HCPI of $2,023,250 with an interest rate of 3.70% due on October 31, 2004. Mr. Fanning, a director of HCPI, has remaining balances on loans from HCPI of $107,938 with an interest rate of 5.55% due on April 8, 2004 and $127,690 with an interest rate of 3.85% due on April 9, 2005. All of the loans were made either for the purpose of purchasing shares upon option exercise or meeting payroll taxes due upon vesting of restricted stock grants, and such loans are secured by the stock of HCPI. The authority for HPCI to maintain such loans was “grand fathered” under Section 13 of the Exchange Act, as amended by Section 402 of the Sarbanes-Oxley Act of 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation, Nominating and Corporate Governance Committee makes all executive compensation decisions. Messrs. Colony, McKee and Messmer serve as the members of the Compensation, Nominating and Corporate Governance Committee. No member of the Compensation, Nominating and Corporate Governance Committee is a former or current executive officer or employee of the Company. None of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Compensation, Nominating and Corporate Governance Committee during the fiscal year ended December 31, 2002.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act, requires HCPI’s directors and officers, and persons who own more than 10% of a registered class of HCPI’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of our common stock. These people are required by SEC regulations to furnish HCPI with copies of all these reports they file. To HCPI’s knowledge, based solely on its review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required during the year ended December 31, 2002, all Section 16(a) filing requirements (other than those arising under the Director Deferral Plan) applicable to HCPI insiders were complied with, except (i) Mr. Rhein filed a late Form 4 in May 2002 with respect to two transactions, (ii) Messrs. Roath, Henning and Ghose, filed late on Form 5 the exempt acquisition of dividend equivalent shares in November 2002 and (iii) our non-employee directors were late in filing transactions under the Director Deferral Plan. In connection with the Company’s review of the recently adopted Sarbanes-Oxley Act of 2002, the Company determined that its directors were required to report exempt phantom stock and dividend equivalent transactions under the Director Deferral Plan. As a result, each of HCPI’s non-employee directors (Messrs. Colony, Fanning, McKee, Messmer and Rhein) have filed on a late basis Forms 5 for the fiscal years ending 1997 through 2001, and one Form 4 for November 2002, reporting exempt acquisitions of phantom stock and dividend equivalents, and as to Messrs. Rhein and Fanning, three and two, respectively, exempt discretionary transactions, respectively, that occurred under the Director Deferral Plan.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

Notwithstanding anything to the contrary set forth in any of HCPI’s previous filings under the Securities Act or the Exchange Act that refer to future filings for additional information, including specifically to this proxy statement, in whole or in part, the following report by the Audit Committee and the stock performance graph above shall not be considered to be a part of any such filing.

The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a charter adopted by the Board of Directors, as required by the rules of the New York Stock Exchange. The members of the Audit Committee are Messrs. Fanning, McKee and Rhein.

Management of the Company is primarily responsible for the Company’s financial statements, internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Additionally, the Audit Committee meets at least twice a year with the independent accountants and the chairman of the Audit Committee holds quarterly discussions with the independent accountants and management. The Audit Committee recently hired Deloitte and Touche LLP to assess the effectiveness of and to make recommendations regarding HCPI’s internal audit controls.

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Audit Committee
Peter L. Rhein (Chairman)	Robert R. Fanning, Jr.	Michael D. McKee

AUDIT AND NON-AUDIT FEES

During May 2002, after our dismissal of Arthur Andersen LLP, the Company engaged Ernst & Young LLP as its independent public accountant for the remaining fiscal year ending December 31, 2002. As a result, the Company paid fees to both Ernst & Young LLP and Arthur Andersen LLP during fiscal year 2002.

Arthur Andersen.    The fees paid to Arthur Andersen LLP, our former independent public accountant, during 2002 were for professional services rendered by Arthur Andersen LLP in its review of the financial statements included in the Company’s Quarterly Report on Form 10-Q for the first quarter of 2002, totaling $10,000. In the category of “all other fees,” we paid Arthur Andersen LLP approximately $68,000 for preparing the Company and its subsidiaries’ state and federal taxes and approximately $36,000 for certain other advisory services. We did not pay any fees to Arthur Andersen for financial information systems design or implementation.

Ernst & Young.    The fees paid to Ernst & Young LLP, our current independent public accountant, during 2002 were as follows:

•	Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the second and third quarters were $351,000.

•	Financial Information Systems Design and Implementation Fees. Ernst & Young LLP did not render any professional services to the Company relating to (1) directly or indirectly operating, or supervising the operation of, the Company’s information system or managing the Company’s local area network, or (2) designing and implementing hardware or software systems that aggregate data underlying the Company’s financial statements or that generate information significant to the Company’s financial statements as a whole.

•	All Other Fees. The aggregate fees billed for services rendered by Ernst & Young LLP, other than fees for the services referenced under the caption “Audit Fees,” during the 2002 fiscal year were $277,000. Of this amount, fees paid for tax related services, including preparation of the Company’s federal taxes, were approximately $85,000, and fees paid for certain advisory services for REIT compliance transactions, REIT related services and public debt offering services were approximately $178,000. Fees paid for consulting services prior to HCPI’s appointment of Ernst & Young LLP as its public accountants were approximately $14,000.

The Audit Committee considered whether the provision about the non-audit services described in the section “All Other Fees” by Ernst & Young LLP to HCPI is compatible with maintaining the independence of Ernst & Young LLP and concluded that the independence of Ernst & Young LLP is not compromised by the provision of such services.

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2000 STOCK INCENTIVE PLAN

(Proxy Item No. 2)

On March 23, 2000, the Board of Directors unanimously adopted, and at our 2000 Annual Meeting of Stockholders the stockholders approved, the Health Care Property Investors, Inc. 2000 Stock Incentive Plan, which provides for long-term award for employees, consultants and outside directors of HCPI. On March 21, 2003, the Compensation, Nominating and Corporate Governance Committee and the Board of Directors each unanimously approved amendments to and the restatement of the 2000 Stock Incentive Plan (the “Amended Stock Plan”), which, in part:

•	increases the number of shares reserved for issuance under the plan by 2,500,000 shares; and

•	authorizes the grant of stock performance awards; and

•	increases the limit on the number of shares available for issuance as restricted stock, stock performance awards or dividend equivalents by 500,000 shares; and

•	modifies the annual non-employee director award program, so that:

•	after the April 2003 grants, no further options will be granted to non-employee directors;

•	commencing with the 2004 annual meeting of stockholders, non-employee directors will be automatically awarded 1,200 shares of restricted stock on the date of each annual meeting as of which such person continues as a non-employee director;

•	commencing with the 2004 annual meeting of stockholders, if HCPI’s total return to stockholders for the preceding year meets or exceeds the current performance criteria in the Amended Stock Plan, the non-employee directors will be awarded 300 shares of restricted stock (instead of the 3,000 options that the 2000 Stock Incentive Plan currently provides) on the date of the annual meeting; and

•	expands the performance criteria upon which awards may be granted as “performance-based” compensation under Section 162(m) of the Code; and

•	establishes the per person annual limit on cash-based awards at $1,250,000.

Stockholders are being asked to approve the amendment and the restatement of the Amended Stock Plan at the annual meeting. The Board believes that the amendments are necessary to establish a reserve of shares that would enable the grant of stock-based awards over the next three to five years. In order to retain, motivate and attract key personnel essential to the continued success of the Company, the Board believes it is necessary to maintain its current practice of providing meaningful awards on an annual basis. The addition of stock performance awards is designed to further motivate our employees to direct their efforts to the continued financial success and growth of HCPI, while aligning their interests with the interests of our stockholders.

As of March 1, 2003, approximately 1,200,000 shares remain available for issuance under the 2000 Stock Incentive Plan and only approximately 276,000 of such amount remain available for issuance as restricted stock awards and dividend equivalents. The 2000 Stock Incentive Plan originally provided for the issuance of approximately 3,200,000 shares (2,500,000 shares plus carryover of approximately 700,000 shares that were previously authorized under the 1997 Directors Plan, which was terminated when the 2000 Stock Incentive Plan was approved). The 2000 Stock Incentive Plan also originally limited the number of shares which may be in the form of restricted stock awards or dividend equivalents to 500,000 shares. As of January 1, 2003, the Company expenses all option grants.

Below is a brief description of the Amended Stock Plan. The complete text of the Amended Stock Plan is attached as Annex A to this proxy statement. While the Amended Stock Plan is summarized herein, such summary is subject to the complete text of the Amended Stock Plan, which will govern should there be any discrepancy or inconsistency between this summary and the Amended Stock Plan.

Summary of the Amended Stock Plan

Securities Subject to Amended Stock Plan.    The Amended Stock Plan authorizes the issuance of up to 5,702,400 shares of our common stock, resulting in approximately 3,700,000 shares available for award after the annual meeting. The Amended Stock Plan limits the number of shares that may be issued as restricted stock, dividend equivalents and stock performance awards to 1,000,000, resulting in approximately 576,000 shares being available for such grants after the annual meeting. The Amended Stock Plan provides for appropriate adjustments in the number and kind of shares for certain changes in HCPI’s capital structure, reorganizations, consolidations or certain other types of recapitalization. If shares subject to an incentive award expire or are cancelled without having been fully exercised, or if shares subject to an incentive award are forfeited or repurchased by HCPI, such shares will again be available for future grant under the Amended Stock Plan. The Amended Stock Plan provides that the number of shares of our common stock that may be issued will be increased by the number of shares of our common stock that are delivered to us in connection with the exercise of an award and shares delivered or relinquished in payment of federal, state and local tax withholding liabilities upon exercise of an award.

Eligibility.    The Compensation, Nominating and Corporate Governance Committee of the Board of Directors (the “Committee”) has the authority to grant awards to any employee, officer, non-employee director or consultant of HCPI. We currently have six non-employee directors and approximately 50 employees that are eligible to participate in the Amended Stock Plan. The number of consultants that are eligible to participate for the Amended Stock Plan fluctuates based upon how many consultants we hire during any given time period. Non-employee Directors are automatically awarded restricted stock on an annual basis.

Administration.    The Committee administers the Amended Stock Plan as to all participants other than non-employee Directors. The Board administers the Amended Stock Plan as to non-employee Director participants The Committee determines the person to whom awards shall be granted, the number of awards that may be granted in a given year to a single participant and the other terms and conditions of such awards. The Committee is to consist solely of members who are “outside directors” for purposes of Section 162(m) of the Code and a “non-employee director” as defined by Rule 16b-3 of the Exchange Act. If a member of the Committee is not a “non-employee director” at the time of any incentive award grant, the grant of the incentive award shall satisfy another exemption under Rule 16b-3.

Terms of Awards.    The following types of award are authorized under the Amended Stock Plan: (i) non-qualified non-statutory options to purchase shares of common stock, (ii) restricted stock awards, (iii) dividend equivalent shares, (iv) cash based awards and (v) stock performance awards. The Amended Stock Plan limits the number of shares that may be awarded to any one person during any year to 750,000 shares and limits the amount of cash based awards that may be granted to any person during any year to $1.25 million.

•

Options.    Only non-qualified options may be granted under the Amended Stock Plan. Options are granted at a price equal to 100% of the fair market value of the common stock on the date of the grant. On March 20, 2003, the closing price for HCPI’s common stock on the NYSE was $34.25. Options may not be exercised more than ten years from the date of the grant. Subject to the limitations contained in the Amended Stock Plan, options become exercisable at such times and in such installments as the Committee may provide. Written instruments verify the grant of award under the Amended Stock Plan and may include other terms and conditions consistent with the Amended Stock Plan, as the Committee may determine.

•	Restricted Stock. Restricted stock may be issued to participants subject to such restrictions and vesting conditions as determined by the Committee. Typically, restricted stock may be repurchased by HCPI at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold or otherwise transferred or hypothecated until the restrictions are removed or expire. Participants awarded restricted stock will have voting rights and may receive dividends prior to the time when the restrictions lapse.

•	Stock Performance Awards. Stock performance awards are stock bonus or other performance or incentive awards that are paid in shares of common stock, typically without payment of consideration. The number of shares of common stock underlying a stock performance award shall be determined by the Committee and may be linked to the performance objectives or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key employee or consultant. Common stock underlying a stock performance award will not be issued until the stock performance award has vested, pursuant to a vesting schedule or attaining the specified performance criteria, as set by the Committee.

•	Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value (in cash or common stock) of dividends paid on HCPI common stock. The Committee determines (i) the number of shares of common stock subject to the dividend equivalents, (ii) the period during which dividend equivalents shall be credited to the participant, (iii) the timing of payment to the participant of dividend equivalents credited to the participant, (iv) whether the dividend equivalents are to be paid in cash or shares of common stock, and (v) any other limitations and conditions as it deems appropriate with respect to the crediting and payment of dividend equivalents.

•	Cash Based Awards. Cash based awards provide participants with the opportunity to earn a cash payment based upon the level of performance of the Company relative to one or more performance criteria established by the Committee for an award cycle as determined by the Committee, consisting of any period of time up to five years. For each award cycle, the Committee shall determine the amount of the cash based award, the performance criteria, the performance target levels as to each of the performance criteria and the weighting of the performance criteria, if more than one performance criteria is applicable. Cash based awards may be subject to any condition imposed by the Committee, including a reservation of the right to revoke a cash based award at any time before it is paid.

•	Restricted Stock Awards to Non-Employee Directors. The Amended Stock Plan provides that effective as of the 2004 annual meeting of stockholders, each non-employee Director will be automatically granted as of the date of each annual meeting of stockholders at which such person continues as a non-employee Director:

•	1,200 shares of restricted stock; and

•

for any year in which HCPI’s total return to stockholders exceeds by three percentage points the total return of the health care equity segment of the National Association of Real Estate Investment Trusts

(“NAREIT”), 300 shares of restricted stock. HCPI’s total return to stockholders is defined as (A) the sum of (1) the fair market of HCPI’s common stock as of December 31 of the year in question minus the fair market value of HCPI’s common stock as of January 1 of that year, plus (2) the aggregate dividends paid to HCPI’s stockholders during that year, divided by (B) the fair market value of HCPI’s common stock as of January 1 of that year. The total return of the NAREIT health care equity segment is defined as the average total return of companies in the NAREIT health care equity segment as published by NAREIT.

In addition, upon the initial appointment or election of a person as a non-employee Director, such person shall be automatically awarded 1,200 shares of restricted stock, and will be eligible to receive the annual awards set forth above, provided, however, that if the person is first appointed to the board within six months preceding an annual meeting, such Director will not receive the automatic 1,200 restricted stock award otherwise awarded on the date of that first meeting.

All shares of restricted stock vest ratably over four years and are subject to forfeiture if the non-employee Director’s membership on the Board of Directors is terminated under certain circumstances.

Performance-Based Awards.    Stock performance awards, dividend equivalents, restricted stock or cash based awards intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more performance criteria, in each case on specified date or over any period determined by the Committee. The performance criteria upon which such awards may be granted include the following business criteria with respect to the Company, any subsidiary or any division or operating unit: (i) net income, (ii) pre-tax income, (iii) operating income, (iv) cash flow, (v) earnings per share, (vi) return on equity, (vii) return on invested capital or assets, (viii) cost reductions or savings, (ix) funds from operations, (x) adjusted funds from operations, (xi) cash and/or funds available for distribution, (xii) appreciation in the fair market value of common stock, (xiii) return on investment, (xiv) total return to stockholders, (xv) net earnings, and (xvi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization. Such performance goals also may be based on the achievement of the specified levels of performance under one or more of the measures described above relative to the performance of one or more other corporations or indices.

Payment for Shares.    An option may be exercised by payment in full of the option exercise price at the time of exercise. The exercise price may be paid in cash or, in the discretion of the Committee, by deliverance of shares of common stock owned by the optionee (or issuable upon exercise of the option), through a broker assisted cashless exercise or by promissory note secured by shares of common stock bearing interest at a rate determined by the Committee, or by any combination of the above—all to the extent not prohibited by and subject to any restrictions of applicable law. Proceeds received by HCPI from the sale of common stock pursuant to the exercise of options under the Amended Stock Plan will be used for general corporate purposes.

Miscellaneous.    The Committee has the discretion to amend, suspend or terminate the Amended Stock Plan at any time. However, our stockholders must approve of any amendment which (i) increases the number of shares of common stock subject to the Amended Stock Plan, (ii) would permit repricing on any outstanding award, or (iii) would require stockholder approval as a matter of law, stock exchange regulation or exemptive condition. The Amended Stock Plan terminates on April 28, 2008.

In the event of a participant’s death, permanent disability or retirement, each outstanding award will become fully vested and exercisable immediately or payable immediately, as applicable.

Plan Benefits.    During 2002, 7,000 stock options and 2,800 restricted stock awards were granted to Directors, and 968,500 stock options and 154,450 restricted stock awards were granted to employees of HCPI, which includes 750,000 options and 130,000 incentive awards to executive officers. The Committee intends to grant stock performance awards to its senior employees for 2002 performance subject to and following stockholder approval of this proposal. The amount and terms of these awards have not been established.

Certain Federal Income Tax Consequences

The federal income tax consequences of the Amended Stock Plan under current federal income tax law are summarized in the following discussion that deals with the general tax principles applicable to the Amended Stock Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m), as discussed in further detail below. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

Non-qualified, Non-Statutory Stock Options.    For federal income tax purposes, the recipient of non-qualified, non-statutory options granted under the Amended Stock Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of such options the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.

Restricted Stock and Stock Performance Awards.    A participant to whom restricted stock or a stock performance award is issued will not have taxable income upon issuance and HCPI will not then be entitled to a deduction unless, in the case of restricted stock, an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by HCPI, the participant will realize ordinary income and HCPI will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefore. Similarly, when stock performance awards vest or all conditions are satisfied and are issued to the participant, the participant will realize ordinary income and HCPI will be entitled to a deduction in an amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) with respect to restricted stock, the participant will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefore and HCPI will be entitled to a deduction in the same amount. The Code does not permit a Section 83(b) election to be made with respect to stock performance awards.

Dividend Equivalents.    A recipient of a dividend equivalent award will not realize taxable income at the time of grant, and HCPI will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and HCPI will be entitled to a corresponding deduction.

Cash-Based Awards.    A participant who has been granted a cash-based performance award will not realize taxable income at the time of grant, and HCPI will not be entitled to a deduction at that time. When an award is paid the participant will have ordinary income, and HCPI will be entitled to a corresponding deduction.

Section 162(m).    Under Code Section 162(m), in general, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1 million in any one taxable year. However, under Code Section 162(m), the deduction limit does not apply to certain “performance-based” compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. The Amended Stock Plan has been structured with the intent that awards granted under the Amended Stock Plan may meet the requirements for “performance-based” compensation under Code Section 162(m); options granted under the Amended Stock Plan are intended to so qualify, while restricted stock awards, stock performance awards and cash based awards granted under the Amended Stock Plan may only qualify as “performance-based” if they vest, are issuable or paid based upon the performance criteria, and the Committee otherwise complies with the requirements of the Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVING THE AMENDMENT AND RESTATEMENT OF 2000 STOCK INCENTIVE PLAN.

RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proxy Item No. 3)

The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP as independent public accountants for HCPI for the fiscal year ending December 31, 2003, and is submitting its selection for ratification by our stockholders. Ernst & Young LLP has served as the Company’s independent accountant since May 2002. The Audit Committee carefully considered the firm’s qualifications as independent accountants for HCPI. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm. The Audit Committee’s review also included matters regarding auditor independence including whether the nature and extent of non-audit services would impair the independence of the accountants. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2002 are described under “Audit and Non-Audit Fees” above.

Unless you specifically make another choice in the attached proxy, HCPI will count your vote as for the ratification of the selection of Ernst & Young LLP. If the stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will consider the selection of other independent accountants. The Audit Committee retains the power to replace the independent accountants whose selection was ratified by stockholders if the Audit Committee determines that the best interests of HCPI warrant a change of its independent accountants. A representative of Ernst & Young LLP is expected to be present at the May 7, 2003 annual meeting and will have an opportunity to make a statement if s/he desires to do so. Ernst & Young LLP’s representative is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS HCPI’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003.

VOTING PROCEDURES

The representation, in person or by properly executed proxy, of the holders of a majority of the shares of HCPI common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Shares of HCPI common stock represented in person or by proxy will be counted for the purposes of determining whether a quorum is present at the annual meeting. Shares that abstain from voting on any proposal, or that are represented by “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal) will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists. Holders may vote in person or via paper ballot.

You may revoke the enclosed proxy at any time before it is exercised. If you attend the meeting and vote in person, your proxy will not be used.

Election of Directors (Proxy Item No. 1)

The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. For the purposes of the election of directors, abstentions will have no effect on the outcome of the vote. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

Authorization of Additional Shares Under the 2000 Stock Incentive Plan (Proxy Item No. 2)

In order to approve the amendment and restatement of the 2000 Stock Incentive Plan, the NYSE requires that: (i) greater than 50% in interest of all securities entitled to vote on the proposal cast a vote on the proposal, and (ii) a majority of such votes cast must vote “for” the proposal. For purposes of the first requirement, votes “for”, votes “against” and abstentions count as votes cast, while all outstanding shares, including votes “for”, votes “against”, abstentions and broker non-votes, count as entitled to vote on the proposal. Thus, under the first prong of the NYSE requirements, the total sum of votes “for”, votes “against” and abstentions must be greater than 50% of the total outstanding shares of our common stock. A broker non-vote will count as entitled to vote in satisfying the first prong of the NYSE requirement, but does not count as a vote cast. In order to satisfy the second prong of the NYSE requirements, the number of votes cast “for” the proposal must be greater than 50% of the votes “for”, votes “against” and abstentions. Thus, broker non-votes have no effect on the second prong of the NYSE requirement. Brokers are expected to have discretionary authority to vote on the amendment and restatement of the 2000 Stock Incentive Plan, and thus broker non-votes are not expected on this proposal.

Ratification of the Selection of Independent Public Accountants (Proxy Item No. 3)

The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is required for the ratification of the selection of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 2003. Abstentions as to this proposal will have no effect on the outcome of the vote. The ratification of the Company’s independent accountants is a matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

DEADLINE FOR SUBMISSION OF STOCKHOLDER

PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

It is currently contemplated that HCPI’s 2004 Annual Meeting of Stockholders will be held on or about May 1, 2004. In the event that a stockholder desires to have a proposal considered for presentation at the 2004 Annual Meeting of Stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Corporate Secretary of HCPI so that it is received no later than November 25, 2003. Any such proposal must comply with the requirements of HCPI’s Bylaws and Rule 14a-8 promulgated under the Exchange Act.

If a stockholder, rather than including a proposal in HCPI’s proxy statement as discussed above, commences his or her own proxy solicitation for the 2004 Annual Meeting of Stockholders or seeks to nominate a candidate for election or to propose business for consideration at such meeting, HCPI must receive notice of such proposal no earlier than February 6, 2004 and no later than March 8, 2004. If the notice is not received between February 6, 2004 and March 8, 2004, it will be considered untimely under HCPI’s Bylaws, and HCPI will have discretionary voting authority under proxies solicited for the 2004 Annual Meeting of Stockholders with respect to such proposal, if presented at the meeting.

Proposals and notices should be directed to the attention of the Corporate Secretary, Health Care Property Investors, Inc., 4675 MacArthur Court, Suite 900, Newport Beach, California 92660.

OTHER MATTERS

The Board of Directors knows of no matters to be presented at the annual meeting other than those described in this proxy statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

The cost of the solicitation of proxies will be borne by HCPI. In addition to solicitation by mail, directors and officers of HCPI, without receiving any additional compensation, may solicit proxies personally or by telephone. HCPI will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so. HCPI has retained the services of Georgeson Shareholder Communications Inc., for a fee of $9,000 plus out-of-pocket expenses, to assist in the solicitation of proxies.

HCPI’s annual report to stockholders, including HCPI’s audited financial statements for the year ended December 31, 2002, is being mailed herewith to all stockholders of record as of March 10, 2003. HCPI will provide without charge to any person solicited hereby, upon the written request of any such person, a copy of HCPI’S Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC. Such requests should be directed to James G. Reynolds, Executive Vice President of Health Care Property Investors, Inc., at 4675 MacArthur Court, Suite 900, Newport Beach, California 92660. You may also obtain an electronic version of our Annual Report on Form 10-K from the Security and Exchange Commission’s website located at www.sec.gov or from our website located at www.hcpi.com.

If you are a stockholder of record, you can elect to receive future annual reports and proxy statements electronically by marking the appropriate box on your proxy card. If you choose this option, when the annual report and proxy materials are mailed to stockholders, you will either receive an electronic version of our annual report and proxy materials or you will receive a notice listing the website location of the annual report and proxy documents. Your choice to receive annual report and proxy material electronically will remain in effect until you notify HCPI by mail that you wish to resume mail delivery of these documents. If you hold your HCPI stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option. HCPI encourages stockholders to register to receive future annual reports and materials via the Internet.

ALL STOCKHOLDERS ARE URGED TO VOTE IN PERSON OR TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Edward J. Henning
Corporate Secretary

Newport Beach, California

March 26, 2003

ANNEX A

HEALTH CARE PROPERTY INVESTORS, INC.

2000 STOCK INCENTIVE PLAN

(As Amended and Restated Effective as of May 7, 2003)

1.    Purpose of the Plan.

The purpose of the Health Care Property Investors, Inc. 2000 Stock Incentive Plan (the “Plan”) is to promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain employees, consultants and directors of training, experience and ability, and to provide a means to encourage stock ownership and proprietary interest in the Company to valued employees, consultants and directors of the Company upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend. The Second Amended and Restated Directors Stock Incentive Plan of Health Care Property Investors, Inc. (the “Directors Plan”) was merged into the Plan upon the approval of the Plan by the Company’s stockholders in 2000. Any outstanding awards under the Directors Plan as of the date of the stockholders’ approval of the Plan in 2000 are administered as herein stated and such awards may be reissued under the Plan if they are subsequently forfeited or expire before being exercised. The Plan has been amended and restated effective as of May 7, 2003.

2.    Definitions.

(a)    “Award Limit” means 750,000 shares of Common Stock, as adjusted pursuant to Section 11; provided, however, that solely with respect to Cash Based Awards granted pursuant to Section 7(g), the Award Limit shall mean $1,250,000.

(b)    “Board” means the Board of Directors of the Company.

(c)    “Cash Based Award” means an award, as described in Section 7(g), that, if paid, must be paid in cash and that is neither denominated in nor has a value derived from the value of, or an exercise or conversion privilege at a price related to, shares of Common Stock.

(d)    “Code” means the Internal Revenue Code of 1986, as amended.

(e)    “Committee” means the Compensation Committee of the Board (or another committee of the Board assuming the functions of the Committee under this Plan); provided however, that with respect to Incentive Awards granted to Non-Employee Directors, Committee means the Board.

(f)    “Common Stock” means the $1.00 par value Common Stock of the Company.

(g)    “Company” means Health Care Property Investors, Inc.

(h)    “Consultant” means any consultant or adviser if (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

(i)    “Directors Plan” means the Second Amended and Restated Directors Stock Incentive Plan.

(j)    “Disability” means the total and permanent incapacity of an Employee or Non-Employee Director, due to physical impairment or legally established mental incompetence, to perform the usual duties of an Employee or a member of the Board, as applicable, which disability shall be determined on the basis of (i) medical evidence by a licensed physician designated by the Company or (ii) evidence that the Employee or Non-Employee Director has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

(k)    “Dividend Equivalents” means the right, under such terms as are determined in the discretion of the Committee, to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded pursuant to Section 7(e).

(l)    “Effective Date” means the effective date of the Plan, March 23, 2000.

(m)    “Eligible Person” means any Employee, Consultant or Non-Employee Director.

(n)    “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any of its present or future parent or subsidiary corporations.

(o)    “Fair Market Value” means for a share of Common Stock as of a given date shall be the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next preceding date on which a trade occurred.

(p)    “Incentive Award” means an Option, Dividend Equivalent, Restricted Stock Award, Stock Performance Award, or Cash Based Award granted under the Plan.

(q)    “NAREIT” means The National Association of Real Estate Investment Trusts (or successor thereto).

(r)    “NAREIT Total Return” means the average Total Return for the healthcare equity segment as published in the NAREIT Performance Indices by NAREIT.

(s)    “Non-Employee Director” means a member of the Board who is not an Employee.

(t)    “Option” means a nonqualified or nonstatutory stock option and with respect to grants made to Non-Employee Directors, also includes a Special Option, as defined in Section 9(a)(i).

(u)    “Participant” means any Eligible Person selected to participate in an Incentive Award pursuant to Section 5(a).

(v)    “Performance Criteria” means the following business criteria with respect to the Company, any subsidiary or any division or operating unit thereof: (i) net income, (ii) pre-tax income, (iii) operating income, (iv) cash flow, (v) earnings per share, (vi) return on equity, (vii) return on invested capital or assets, (viii) cost reductions or savings, (ix) funds from operations, (x) adjusted funds from operations, (xi) cash and/or funds available for distribution, (xii) appreciation in the fair market value of Common Stock, (xiii) return on investment, (xiv) total return to stockholders, (xv) net earnings, and (xvi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization. Such business criteria may be based on the achievement of the specified levels of performance under one or more of the measures described above relative to the performance of one or more other corporations or indices. Each of the business criteria described above shall be determined in accordance with generally accepted accounting principles (“GAAP”). For each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the business criteria described in subsections above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

(w)    “Permissible Termination” means a Non-Employee Director’s (i) death, (ii) Disability, (iii) removal from the Board without cause (not including a failure to be re-elected) or (iv) Retirement from the Board.

(x)    “Plan” means the Health Care Property Investors, Inc. 2000 Stock Incentive Plan as set forth herein, which may be further amended and/or restated from time to time.

(y)    “Restricted Stock Award” means a right to the grant or purchase, at a price determined by the Committee, of Common Stock of the Company which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or attainment of performance goals which are related to one or more of the performance criteria or a combination thereof.

(z)    “Retirement” means the Participant (i) reached age sixty five and completed five years of service as an Employee or a Board member or (ii) reached the age of sixty and completed fifteen years of service as an Employee or a Board member.

(aa)    “Section 162(m) Participant” means any key Employee designated by the Committee as a key Employee whose compensation for the fiscal year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

(bb)    “Stock Performance Award” shall mean a stock bonus or other performance or incentive award that is paid in Common Stock awarded under Section 10 of the Plan.

(cc)    “Total Return” means for any person for any calendar year the sum of (X) the per share Fair Market Value as of December 31 of such year minus the per share Fair Market Value of the Common Stock as of January 1 of such year and (Y) the aggregate dividends paid to stockholders during such calendar year, divided by (Z) the per share Fair Market Value as of January 1 of such year, as such definition may be amended by NAREIT.

3.    Shares of Common Stock Subject to the Plan.

(a)    Subject to the provisions of Section 3(e) and Section 11 of the Plan, the number of shares of Common Stock that may be issued or transferred or exercised pursuant to Incentive Awards under the Plan shall not exceed 5,702,400 shares (which includes the number of shares authorized and available for issuance under the Directors Plan as of the date of the stockholders’ initial approval of the Plan in 2000); provided, however, that of the authorized number of shares of Common Stock under the Plan, the number of shares that may be issued or transferred or exercised pursuant to Restricted Stock Awards, Dividend Equivalents or Stock Performance Awards under the Plan shall not exceed 1,000,000 shares.

(b)    Subject to the provisions of Section 11, the maximum number of shares of Common Stock with respect to which options or rights may be granted to any Participant during any one calendar year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit.

(c)    The shares of Common Stock to be delivered under the Plan shall be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

(d)    If any Incentive Award expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Incentive Award or other right but as to which such Incentive Award was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Sections 3(a) and 3(b). Furthermore, any shares subject to Incentive Awards which are adjusted pursuant to Section 11 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Sections 3(a) and 3(b). Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of an Incentive Award, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Sections 3(a) and 3(b). If any Incentive Award is forfeited or repurchased by the Company, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3(a) and 3(b).

4.    Administration of the Plan.

(a)    The Plan shall be administered by the Committee. The Committee shall consist solely of two members appointed by and holding office at the pleasure of the Board, each of whom is both an “outside director” for purposes of Section 162(m) of the Code and a “non-employee director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 (“Rule 16b-3”). The Committee may include more than two members appointed by the Board so long as such additional members are “outside directors” for purposes of Section 162(m) of the Code and are a “non-employee director” as defined by Rule 16b-3 or, if not a “non-employee director” at the time of any Incentive Award grant, the grant of an Incentive Award must otherwise satisfy an exemption under Rule 16b-3. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board. Notwithstanding the foregoing, the Board may assume all or some of the duties and responsibilities of the Committee from time to time.

(b)    The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares subject to each Incentive Award. The Committee also has authority to interpret the Plan, and to determine the terms and provisions of the respective Incentive Awards agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

(c)    No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award under it.

(d)    If NAREIT amends its definition of Total Return or the NAREIT Total Return is no longer available, the Committee may redefine Total Return and NAREIT Total Return to correspond to such amended definition or to replace such definition.

5.    Eligibility.

(a)    Any Employee or Consultant, who has been determined by the Committee to be a key Employee or Consultant, and any Non-Employee Director is eligible to receive Incentive Awards under the Plan. The

Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, and the type and amount of Incentive Award to be granted.

(b)    Each Incentive Award shall be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine. If grants of Incentive Awards, at the discretion of the Committee, are intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, the award agreements shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

6.    Provisions Applicable to Section 162(m) Participants

(a)    The Committee, in its discretion, may determine whether an Incentive Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(b)    Notwithstanding anything in the Plan to the contrary, the Committee may grant an Incentive Award to a Section 162(m) Participant, including Restricted Stock Awards, Dividend Equivalents, Stock Performance Awards and Cash Based Awards, which vests or becomes exercisable, issuable or payable upon the attainment of performance goals which are related to one or more of the performance criteria.

(c)    To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Incentive Award granted under Sections 7, 8 or 10 which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the performance criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Incentive Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between performance criteria and the performance targets and the amounts of such Incentive Awards, as applicable, to be earned by each Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

(d)    Furthermore, notwithstanding any other provision of the Plan, any Incentive Award which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

7.    Terms and Conditions of Stock Options, Dividend Equivalents and Cash Based Awards.

(a)    The purchase price of Common Stock under each Option shall be determined by the Committee, and may not be less than 100% of the Fair Market Value of the Common Stock on the date of the grant.

(b)    Options may be exercised as determined by the Committee but in no event after ten years from the date of grant; provided, however, that in the event of the Participant’s Retirement (or if the Participant retires with the consent of the Company or any subsidiary thereof at an earlier age), death or Disability while employed by the Company, all Options, right to credit or credits for Dividend Equivalents and Cash Based Awards then outstanding under the Plan shall be fully vested and immediately exercisable or immediately payable.

(c)    Except as set forth below, upon the exercise of an Option, the purchase price shall be payable in full in cash, or, in the discretion of the Committee, by the assignment and delivery to the Company of shares of Common Stock owned by the optionee (or issuable to the Participant upon exercise of the Option); or in the discretion of the Committee by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Committee but not less than the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at their Fair Market Value on the exercise date. The Committee may, in its discretion and upon the request of the optionee, allow payment, in whole or in part, through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price. No payment by an assignment of shares, by a promissory note or by any combination thereof, or by the broker-assisted exercise described above, shall be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

(d)    The Committee may, in its sole discretion, authorize all or a portion of the Options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, including adoptive relationships, any person sharing the household (other than a tenant or employee) of the optionee (“Family Members”), (ii) a trust in which such Family Members have more than fifty percent of the beneficial interest, (iii) a foundation in which such Family Members or the optionee control the management of assets, or (iv) any other entity in which such Family Members or the optionee own more than fifty percent of the voting interests, provided that (w) there may be no consideration for any such transfer, (x) the stock option agreement pursuant to which such options are granted must expressly provide for transferability in a manner consisted with this Section, (y) the Committee, in its sole discretion, shall approve any transfer in advance, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The consequences of any termination of employment of the original optionee shall continue to be applied, following which the options shall be exercisable by the transferee only to the extent by, and for the periods that were applicable for, the original optionee.

(e)    The right to be credited with Dividend Equivalents may be granted to a Participant in the discretion of the Committee. The Committee shall determine (i) the number of shares of Common Stock subject to the Dividend Equivalents, (ii) the period during which Dividend Equivalents shall be credited to the Participant’s account, (iii) the timing of payment to the Participant of Dividend Equivalents credited to the Participant’s account, (iv) whether the Dividend Equivalents are to be paid in cash or shares of Common Stock, and (v) any other limitations and conditions as it deems appropriate with respect to the crediting and payment of Dividend Equivalents. In addition, the Committee, in its discretion, may determine whether a right to be credited with Dividend Equivalents is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(f)    No fractional shares shall be issued pursuant to the exercise of an Option or the determination of Dividend Equivalents nor shall any cash payment be made in lieu of fractional shares.

(g)    Cash Based Awards may be granted to Participants at the discretion of the Committee, which provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Company relative to one or more performance criteria established by the Committee for an award cycle as determined by the Committee, consisting of any period of time up to five years. For each award cycle, the Committee shall determine the amount of the Cash Based Award, the performance criteria, the performance target levels as to each of the performance criteria and the weighting of the performance criteria, if more than one performance criteria is applicable. Cash Based Awards to Section 162(m) Participants that are either granted or become vested, exercisable or payable based on attainment of one or more performance criteria shall only be granted as performance-based compensation under Section 162(m)(4)(C) of the Code. Cash Based Awards may be subject to any condition imposed by the Committee, including a reservation of the right to revoke a Cash Based Award at any time before it is paid. The maximum amount of any Cash Based Award payable to a Section 162(m) Participant under this Section 7(g) with respect to any calendar year shall not exceed the Award Limit.

(h)    An Option held by, those rights to credits of Dividend Equivalents granted to, and Dividend Equivalents credited to a person who was an Eligible Person at the time such Option and right to credits or credits of Dividend Equivalents were granted shall expire immediately if and when the Participant ceases to be an Eligible Person, except as follows:

(i)    If the employment or service of a Participant is terminated by the Company or any subsidiary thereof other than for cause, for which the Company shall be the sole judge, then the Options and/or the right to credits or credits of Dividend Equivalents shall expire eight months thereafter unless by their terms they expire sooner. During said period, the Options may be exercised and credits of Dividend Equivalents made in accordance with their terms, but only to the extent allowable on the date of termination of employment.

(ii)    In the event of the Participant’s Retirement or if the Participant retires with the consent of the Company or any subsidiary thereof at an earlier age, the Options and/or right to credits or credits of Dividend Equivalents of the Participant shall expire three years thereafter unless by their terms they expire sooner. During said period, the Options may be exercised and credits of Dividend Equivalents made in accordance with their terms, but only to the extent allowable on the date of Retirement, subject to the accelerated vesting of such Options and/or rights to credits or credits of Dividend Equivalents on the date of Retirement.

(iii)    In the event of the Participant’s death or Disability while employed by the Company, the Options and/or right to credits or credits of Dividend Equivalents of the Participant shall expire three years after the date of death or Disability of the Participant unless by their terms they expire sooner. In the event of the Participant’s death or Disability within the eight months referred to in subparagraph (i) above, the Options and/or right to credits or credits of Dividend Equivalents shall expire one year after the date of death or Disability of the Participant unless by their terms they expire sooner. In the event of the Participant’s death or Disability within the three-year period referred to in subparagraph (ii) above, the Options and/or right to credits or credits of Dividend Equivalents shall expire upon the later of three years after Retirement or one year after the date of death or Disability of the Participant unless by their terms they expire sooner.

(i)    The Committee may in its sole discretion determine, with respect to an Incentive Award, that any Participant who is on leave of absence for any reason shall be considered as still in the employ of the Company, provided that rights to such Incentive Award during a leave of absence shall be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

8.    Terms and Conditions of Restricted Stock Awards.

(a)    All shares of Restricted Stock Awards granted or sold pursuant to the Plan shall be subject to the following conditions:

(i)    The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

(ii)    The Committee may require the Participant to enter into an agreement providing that the certificates representing Restricted Stock Awards granted or sold pursuant to the Plan shall remain in the physical custody of the Company until all restrictions are removed or expire.

(iii)    Each certificate representing Restricted Stock Awards granted pursuant to the Plan shall bear a legend making appropriate reference to the restrictions imposed.

(iv)    The Committee may impose other conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

(b)    The restrictions imposed upon Restricted Stock Awards shall lapse in accordance with a schedule or other conditions as determined by the Committee; provided, however, in the event of the Participant’s Retirement (or if the Participant retires with the consent of the Company or any subsidiary thereof at an earlier age), death or Disability while employed by the Company, all Restricted Stock Awards then outstanding under the Plan shall be fully vested and immediately exercisable and all restrictions shall immediately cease.

(c)    The Committee, in its discretion, may determine whether a Restricted Stock Award is to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

(d)    Subject to the provisions of subparagraph (a) above, the holder thereof shall have all rights of a stockholder with respect to the Restricted Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

(e)    Except as set forth below, the purchase price (if any) for shares of Restricted Stock Awards shall be payable in full in cash; or by the assignment and delivery to the Company of shares of Common Stock owned by the holder of the Restricted Stock Awards; or by a promissory note secured by shares of Common Stock bearing interest at a rate equal to the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price shall be valued at their Fair Market Value on the purchase date. No payment by an assignment of shares, by a promissory note or by any combination thereof shall be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

9.    Terms and Conditions of Incentive Awards to Non-Employee Directors

(a)    Effective May 9, 2003 and during the remaining term of the Plan, Non-Employee Directors shall be granted the Incentive Awards set forth below. All Incentive Awards granted to Non-Employee Directors prior to May 9, 2003, shall be governed by the Plan as in effect prior to May 9, 2003.

(b)    Each person who is initially elected or appointed to the Board after May 9, 2003 as a Non-Employee Director shall be automatically granted 1,200 shares of Restricted Stock Awards on the date such Non-Employee Director is first elected or appointed.

(c)    Commencing with the 2004 annual meeting of the stockholders of the Company and during the remaining term of the Plan, each Non-Employee Director who is re-elected to the Board at an annual meeting of the stockholders or who otherwise continues to serve as a Non-Employee Director as of the close of an annual meeting of stockholders shall be automatically granted on such annual meeting date:

(i)    1,200 shares of Restricted Stock Awards; and

(ii)    if in the preceding calendar year the Total Return for the Company exceeds by three percentage points the NAREIT Total Return, an additional 300 shares of Restricted Stock Awards;

provided, however, that if any such Non-Employee Director has not served as a Non-Employee Director for at least six months prior to the date of the such annual meeting, such Non-Employee Director shall not be eligible for the grant of Restricted Stock Awards set forth in subsection (i) above. By way of example, a Non-Employee Director who otherwise meets the requirements of this Section 9(c), but has served as a Non-Employee Director for only three months prior to the date of the commencement of an annual meeting of stockholders shall not be eligible for the grant of Restricted Stock Awards set forth in subsection (i) above with respect to such meeting, but will be eligible for the grant of Restricted Stock Awards set forth in subsection (ii) with respect to such meeting provided the requirements of subsection (ii) are otherwise met.

(d)    All shares of Restricted Stock Awards granted pursuant to the Plan to Non-Employee Directors will be subject to the following conditions:

(i)    Each Restricted Stock Award shall vest in 25% increments on each of the first four anniversaries of the date on which such Restricted Stock Award is granted.

(ii)    The unvested portion of any Restricted Stock Award grant shall be forfeited to the Company upon termination of a Non-Employee Director’s membership on the Board unless such Non-Employee Director’s termination is a Permissible Termination.

(iii)    All Restricted Stock Awards shall become fully vested immediately upon a Non-Employee Director’s Permissible Termination.

(iv)    Restricted Stock Awards may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

(v)    Each certificate representing a Restricted Stock Award granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

(vii)    The Committee may impose other conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

(viii)    Unless and until any shares of a Restricted Stock Award are forfeited to the Company as provided in subsection (d)(ii) above, the holder thereof will have all rights of a stockholder with respect to the Restricted Stock Award granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

10.    Stock Performance Awards.

(a)    Subject to the Award Limit, one or more Stock Performance Awards may be granted to any Employee or Consultant whom the Committee determines should receive such a Stock Performance Award.

(b)    The number of shares of Common Stock underlying a Stock Performance Award shall be determined by the Committee and may be linked to the performance criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee or Consultant. Common Stock underlying a Stock Performance Award will not be issued until the Stock Performance Award has vested, pursuant to a vesting schedule or obtaining performance criteria, as set by the Committee. Unless otherwise provided by the Committee, a holder of a Stock Performance Award shall have no rights as a Company stockholder with respect to shares of Common Stock underlying such Stock Performance Award until such time as the Stock Performance Award has vested and the Common Stock underlying the Stock Performance Award has been issued.

(c)    The term and conditions of a Stock Performance Award shall be set by the Committee in its discretion.

11.    Adjustment Provisions.

(a)    Subject to Section 11(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the then outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards without change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

(b)    Despite the provisions of Section 11(a), upon a Change in Control (as defined below) all Incentive Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for such Incentive Awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. In addition, subject to the preceding sentence with respect to grants of Options which are outstanding on the date of a Change in Control, such Options, to the extent then exercisable (including Options which become exercisable by a Change in Control), shall not expire until the later of the date specified in the Participant’s stock option agreement or the third anniversary after the date of the Participant’s termination of employment or service with the Company; provided, however, that in no event shall such Options be exercisable more than ten (10) years from the date of grant.

A Change in Control shall be deemed to occur if:

(i)    any Person (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities (“Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following shall not constitute a Change of Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company or any corporation controlled by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (d) any acquisition by a Person of 25% of the Outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company which, by reducing the number of shares of common stock of the Company outstanding, increases the proportionate number of shares beneficially owned by such Person to 25% or more of the Outstanding Company Voting Securities; provided, however, that if a Person shall become the beneficial owner of 25% or more of the Outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change of Control or (e) any acquisition pursuant to a transaction which complies with subsection (iii) of this Section 9(b);

(ii)    during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 9(b)(i), (ii) or (iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as “Continuing Directors”), cease for any reason to constitute at least a majority thereof;

(iii)    the consummation by the company of a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66- 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 25% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(iv)    the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(c)    Adjustments under Section 11(a) and 11(b) shall be made by the Committee, whose determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(d)    In the event of a pending or threatened takeover bid or tender offer and pursuant to which 10% or more of the outstanding securities of the company is acquired, whether or not deemed a tender offer under applicable state or Federal laws, or in the event that any person makes any filing under sections 13(d) or 14(d) of the Securities Exchange Act of 1934 with respect to the Company, the Committee may in its sole discretion, without obtaining stockholder approval, at the time of any one or more of the following actions:

(i)    Accelerate the exercise dates of any outstanding Option, make all outstanding Options or Cash Based Awards fully vested and exercisable, accelerate the crediting of Dividend Equivalents or make all credits in a Participant’s account immediately payable;

(ii)    Determine that all or any portion of conditions associated with a Restricted Stock Award or Stock Performance Award have been met;

(iii)    Pay cash to any or all Option or Dividend Equivalent holders in exchange for the cancellation of their outstanding nonstatutory Options or Dividend Equivalents; or

(iv)    Make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

12.    Tax Withholding.

The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by Federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Incentive Award (or which may be repurchased from the Participant of such Incentive Award within six months after such shares of Common Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s Federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Incentive Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for Federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income.

13.    General Provisions.

(a)    Nothing in the Plan or in any instrument executed pursuant to the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any Participant at any time with or without cause.

(b)    No shares of Common Stock shall be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by Federal and state securities and their laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, having been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

(c)    No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

(d)    The Company may make such provisions as they deem appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Incentive Award.

(e)    To the extent not prohibited by, and subject to all restrictions of, applicable law, the Committee may authorize a Company loan to a Participant in connection with (i) the exercise of an Option in an amount not to exceed the aggregate exercise price of the Option being exercised and the grossed up amount of any Federal and state taxes payable in connection with such exercise for the purpose of assisting such optionee to exercise such Option and (ii) the vesting of a Restricted Stock Award or Stock Performance Award in an amount equal to the grossed up amount of any Federal and state taxes payable as a result of such vesting. Any such loan may be secured by shares of Common Stock or other collateral deemed adequate by the Committee and shall comply in all respects with all applicable laws and regulations. The Committee may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans shall be made. In no event shall the interest rate be less than the minimum rate established by the Internal Revenue Service for the purpose of the purchase and sale of property.

(f)    The forms of Options and/or the right to credits or credits for Dividend Equivalents granted under the Plan may contain such other provisions as the Committee may deem advisable. Without limiting the foregoing and if so authorized by the Committee, the Company may, with the consent of the Participant, and at any time or from time to time, cancel the right to credits or credits for Dividend Equivalents or all or a portion of any Option granted under the Plan then subject to exercise and discharge its obligation in respect of the Option and/or the right to credits or credits for Dividend Equivalents either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market Value, at such time, of the shares subject to the portion of the Option and/or the right to credits or credits for Dividend Equivalents so cancelled over the aggregate purchase price specified in the Option and/or the right to credits or credits for Dividend Equivalents covering such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value, at such time, equal to any such excess, or by a combination of cash and shares. Upon any such payment of cash or issuance of shares, (i) there shall be charged against the aggregate limitations set forth in Section 3(a) a number of shares equal to the number of shares so issued plus the number of shares purchasable with the amount of any cash paid to the Participant on the basis of the Fair Market Value as of the date of payment, and (ii) the number of shares subject to the portion of the Option so cancelled, less the number of shares so charged against such limitations, shall thereafter be available for other grants.

(h)    No Incentive Award shall be granted or awarded, and with respect to an Incentive Award already granted or awarded under the Plan, such Incentive Award shall not be exercisable and the shares of Common Stock underlying such Incentive Award shall not be purchasable, if, in the discretion of the Committee, such Incentive Award would violate the Company’s articles of incorporation or would cause the Company to not qualify as a real estate investment trust.

(i)    No Participant may make an election under Section 83(b) of the Code regarding any Incentive Award without the prior consent of the Committee in its sole discretion.

(j)    No Incentive Award and no right under the Plan, contingent or otherwise, shall be assignable or transferable or subject to any encumbrance, pledge or charge of any nature, subject to the provisions of Section 7(d), except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Incentive Award.

(k)    Notwithstanding any other provision of the Plan, the Plan, and any Incentive Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Incentive Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.    Approval of Plan by Stockholders.

The Plan shall be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of the Plan. Incentive Awards may be granted or awarded prior to such stockholder approval, provided that such Incentive Awards shall not be exercisable nor shall such Incentive Awards vest prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. In addition, if the Board determines that Incentive Awards other than Options which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the performance criteria must be disclosed to and approved by the Company’s stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company’s stockholders previously approved the performance criteria.

15.    Effect of Plan Upon Options and Compensation Plans.

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Non-Employee Directors or Consultants of the Company or any subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

16.    Amendment and Termination.

(a)    Both the Board and the Committee shall have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment shall, without approval of the stockholders of the Company, except as provided in Section 11 of the Plan, increase the number of shares of Common Stock subject to the Plan or make any other change to the Plan that would require stockholder approval as a matter of applicable law, stock exchange regulation or exemptive condition. In addition, subject to Section 11(a), no amendment to the Plan shall permit repricing of any outstanding Incentive Awards, without stockholder approval.

(b)    Both the Board and the Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award agreement as it deems advisable including accelerating the vesting and exercise dates of any outstanding Incentive Awards and making grants of Common Stock equal to all outstanding credits of Dividend Equivalents; provided, however, no modifications of an Incentive Award agreement shall permit repricing of any outstanding Incentive Awards without stockholder approval.

(c)    No amendment, suspension or termination of the Plan shall, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

17.    Effective Date of Plan and Duration of Plan.

This 2000 Stock Incentive Plan shall become effective upon adoption by the Board and the holders of a majority of the outstanding shares at a meeting of the stockholders of the Company. Unless previously terminated, the Plan shall terminate on April 28, 2008.

HEALTH CARE PROPERTY INVESTORS, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS—MAY 7, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as a holder of Common Stock of Health Care Property Investors, Inc. (the “Company”), hereby appoints Kenneth B. Roath and Paul V. Colony as Proxies, with the full power of substitution, to represent and to vote as designated on this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 7, 2003 at 9:30 a.m., or any adjournment or postponement thereof.

Unless otherwise marked, this Proxy will be voted FOR the election to the Board of Directors of all nominees. FOR the approval of the additional authorized shares under the 2000 Stock Incentive Plan and FOR the ratification of Ernst & Young LLP as our independent auditors. If any other business is presented at the Annual Meeting of Stockholders, the Proxy will be voted in accordance with the discretion of the Proxies named above.

The Board of Directors recommends a vote “FOR” the nominees listed on the reverse side and “FOR” Proposals 2 and 3.

(IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE)			HCPI’s Proxy Statement and Annual Report are available on HCPI’s web site at: www.hcpi.com
To change your address, please mark this box.	☐	HEALTH CARE PROPERTY INVESTORS, INC. P.O. BOX 11284 NEW YORK, N.Y. 10203-0284
To include any comments, please mark this box.	☐

☐	PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.	☒ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS: Robert R. Fanning, Jr., Michael D. Mckee, Harold M. Messmer, Jr. and James F. Flaherty III.								FOR	AGAINST	ABSTAIN

	FOR all nominees listed above	☐	WITHHOLD AUTHORITY to vote for all nominees listed above	☐	*EXCEPTIONS	☐	2.	Approval of the amendment of and restatement to the Company’s 2000 Stock Incentive Plan	☐	☐	☐

							3.	Ratification of Ernst & Young LLP as independent auditors for the year ending December 31, 2003.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the line provided below.)

*Exceptions:

If you consent to use HCPI’s Internet site to receive all future annual reports and proxy statements, please mark this box. If you consent to the above, please type or print the electronic mail address below where we can send notifications and electronic reports to you. We may elect to send paper and/or electronic notifications to you. This consent will remain in effect until you notify HCPI by mail that you wish to resume mail delivery of annual reports and proxy statements.

											☐

    S C A N   L I N E

Please mark, date and sign as your name appears above. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by a duly authorized officer and indicate the title of such officer. If shares are held jointly, each stockholder named should sign. If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

Date	Share Owner sign here	Co-	Owner sign here